UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities and Exchange Act of 1934

(Amendment No.     )

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☐	Preliminary Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

ADHEREX TECHNOLOGIES INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ADHEREX TECHNOLOGIES INC.

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 19, 2009

NOTICE IS HEREBY GIVEN that the annual general meeting (the “Meeting”) of the holders of common shares (“Common Shares”) in the capital of Adherex Technologies Inc. (“Adherex” or the “Corporation”) will be held at the Toronto Board of Trade, Ketchum Osgoode Room, 3rd Floor, 1 First Canadian Place, P.O. Box 60, Toronto, Ontario, Canada at 3:00 p.m. ET on May 19, 2009 for the following purposes:

1.	to receive the consolidated financial statements of the Corporation for the year ended December 31, 2008, together with the report of the auditors thereon;

2.	to elect directors;

3.	to appoint auditors and to authorize the directors of the Corporation to fix the auditors’ remuneration; and

4.	to transact such further or other business as may properly come before the Meeting or any adjournment thereof.

A copy of the Management Proxy Circular and a form of proxy accompanies this notice, as well as a copy of the Corporation’s annual report which contains the consolidated financial statements of the Corporation for the year ended December 31, 2008, together with the report of the auditors thereon and management’s discussion and analysis of financial condition and results of operations relating thereto.

The board of directors of Adherex has fixed 5:00 p.m. ET on March 27, 2009 (the “Record Date”), as the record date for determining the holders of record of Common Shares who are entitled to receive notice of the Meeting and to attend and vote at the Meeting and any adjournment or postponement thereof.

Shareholders who are unable to attend the Meeting in person are requested to date and sign the enclosed form of proxy and return it to Computershare Investor Services Inc., 100 University Avenue, 9th Floor, Toronto, Ontario, M5J 2Y1, no later than 3:00 p.m. ET on May 14, 2009, or if the Meeting is adjourned or postponed, no later than 48 hours, excluding any day which is not a business day in Toronto, preceding the reconvened Meeting. Proxies may also be deposited with the scrutineers of the Meeting, to the attention of the Chair of the Meeting at and immediately prior to the commencement of the Meeting or any adjournments or postponement thereof. In order to be represented by proxy, you must complete and submit the enclosed form of proxy or other appropriate form of proxy.

Important Notice Regarding the Availability of Proxy Materials for the Meeting:

This Notice, Management Proxy Circular and the Corporation’s Annual Report on Form 10-K are available to you on the Internet at www.adherex.com under the “Investor Relations” section. We encourage you to access and review all of the important information contained in these materials before voting.

DATED at Durham, North Carolina this 26th day of March, 2009.

By Order of the Board of Directors of Adherex

D. Scott Murray
Senior Vice President, General Counsel and Secretary

ADHEREX TECHNOLOGIES INC.

MANAGEMENT PROXY CIRCULAR

Unless otherwise stated, information contained in this management proxy circular (the “Circular”) is given as of March 26, 2009. Except as otherwise indicated, all amounts are expressed in United States dollars.

Solicitation and Appointment of Proxies

This Circular is furnished in connection with the solicitation of proxies by management of Adherex Technologies Inc. (“Adherex” or the “Corporation”) for use at the annual general meeting (the “Meeting”) of the shareholders of Adherex to be held at 3:00 p.m. ET on May 19, 2009 at the Toronto Board of Trade, Ketchum Osgoode Room, 3rd Floor, 1 First Canadian Place, P.O. Box 60, Toronto, Ontario, Canada, and at any adjournment thereof, for the purposes set forth in the accompanying notice of annual general meeting (the “Notice of Meeting”). This Circular was first mailed to stockholders on or about April 9, 2009.

The persons named in the form of proxy accompanying this Circular are officers and/or directors of Adherex. A holder of Common Shares (a “Shareholder”) has the right to appoint a person, other than the persons named in the form of proxy accompanying this Circular, as nominee to attend and act for and on behalf of such Shareholder at the Meeting, and may exercise such right by inserting the name of such person in the blank space provided on the form of proxy, or by executing a proxy in a form similar to the form of proxy accompanying this Circular. If a Shareholder appoints one of the persons named in the form of proxy accompanying this Circular as the nominee of the Shareholder and does not direct such nominee to vote either for or against or withhold from voting on a matter or matters with respect to which an opportunity to specify how the Common Shares registered in the name of such Shareholder are to be voted, the proxy shall be voted FOR the matter or matters set forth on such proxy and in the discretion of the person appointed on all other matters (if any) upon which the Shareholder is entitled to cast a vote. A proxy nominee need not be a Shareholder. If the Shareholder is a corporation, the proxy must be executed by an officer or properly appointed attorney.

In order for a proxy to be effective at the Meeting, it must be addressed to the Secretary of Adherex and be mailed to or deposited by hand with Computershare Investor Services Inc., 100 University Avenue, 9th Floor, Toronto, Ontario M5J 2Y1, not later than 3:00 p.m. ET on May 14, 2009 or, if the Meeting is adjourned or postponed, not later than 48 hours (excluding any day which is not a business day in Toronto) before the time of the reconvened Meeting. Proxies may also be deposited with the scrutineers of the Meeting, to the attention of the Chair of the Meeting, at or immediately prior to the commencement of the Meeting, or any adjournment or postponement thereof. An undated but executed proxy will be deemed to be dated the date of this Circular.

The solicitation of proxies for the Meeting will be primarily by mail, but proxies may also be solicited personally or by telephone by employees or agents of Adherex. Employees of Adherex will not receive any extra compensation for such activities. Adherex will pay brokers or other persons holding Common Shares in their own names, or in the names of nominees, for their reasonable expenses for sending proxies and proxy material to beneficial owners of Common Shares and requesting authority to execute proxies in respect of such Common Shares. The solicitation of proxies by this Circular is being made by or on behalf of the management of Adherex and its board of directors (the “Board”) and the total cost of this solicitation will be borne by Adherex.

Voting of Proxies

The Common Shares represented by a proxy at the Meeting will be voted for or withheld from voting in each of the election of directors and appointment of auditors and authorizing the Board to fix the auditors remuneration (together, the “Ordinary Matters”) in accordance with the instructions of the Shareholder. If no choice is specified in the proxy or the instructions are not certain, the persons named in the form of proxy accompanying this Circular will vote FOR all of the matters proposed by management at the Meeting and described in the Notice of Meeting and in the discretion of the person appointed on all other matters (if any) upon which the Shareholder appointing the proxy is entitled to cast a vote.

The form of proxy accompanying this Circular, when properly completed and executed, confers discretionary authority upon the persons named therein with respect to any amendment or variation to the matters identified in the Notice of Meeting and with respect to other matters which may properly come before the Meeting. Management of Adherex and the Board knows of no matters to come before the Meeting other than those referred to in the Notice of Meeting. However, if any other matters that are not now known to management of Adherex or the Board should properly come before the Meeting, the Common Shares represented by proxies given in favour of the persons named in the form of proxy accompanying this Circular will be voted on such matters in accordance with the discretion of such person.

Revocation of Proxies

A Shareholder may revoke a previously given proxy by:

(i)	completing and signing a proxy bearing a later date and depositing it with Computershare Investor Services Inc. as described above;

(ii)

depositing an instrument in writing signed by the Shareholder or an attorney authorized by a document signed in writing or by electronic signature (if the Shareholder is a corporation, under its corporate seal by an officer or attorney thereof properly authorized, indicating the capacity under which such officer or attorney is signing), or by transmitting, by telephonic or electronic means, a revocation signed by electronic signature, or by any other manner permitted by law, which must be received either (A) with Computershare Investor Services Inc., 100 University Avenue, 9th Floor, Toronto, Ontario M5J 2Y1, not later than 3:00 p.m. ET on May 14, 2009, or (B) with the scrutineers of the Meeting to the attention of the Chair of the Meeting on the day of the Meeting, or any adjournment thereof, prior to the taking of the vote to which such proxy relates; or

(iii)	in any other manner permitted by law.

Advice to Beneficial Holders of Common Shares

This section applies to beneficial holders of Common Shares who are not registered holders. The information set forth in this section is of significant importance to many holders of Common Shares, as a substantial number of Shareholders do not hold Common Shares in their own name.

The Notice of Meeting, the proxy and this Circular are being sent to both registered and non-registered owners of Common Shares. Only registered holders of Common Shares, or the persons that they appoint as proxies, are permitted to attend and vote at the Meeting. In many cases, Common Shares are beneficially owned by a shareholder and are registered in the name of an intermediary such as a bank, broker or other nominee.

The Corporation has distributed copies of the Notice of Meeting, the proxy and this Circular (collectively, the “Meeting Materials”) to all of the intermediaries for delivery to beneficial holders. Intermediaries are required to forward the Meeting Materials to beneficial holders unless a beneficial holder has waived the right to receive them. This permits beneficial holders to direct the voting of the Common Shares that they beneficially own. If a beneficial holder wishes to attend and vote at the Meeting in person (or have another person attend and vote on behalf of the beneficial holder), the beneficial holder should strike out the names of the persons named in the proxy and insert the beneficial holder’s (or such other person’s) name in the blank space provided. In any case, beneficial holders should carefully follow the instructions of the intermediaries, including those regarding when and where the proxy or proxy authorization form is to be delivered.

Record Date and Entitlement to Vote

The Record Date for the purpose of determining Shareholders entitled to receive the Circular and to vote at the Meeting has been fixed as 5:00 p.m. ET on March 27, 2009 (the “Record Date”). Each Shareholder at the close of business (5:00 p.m. ET) on the Record Date is entitled to attend the Meeting in person or by proxy and to cast one (1) vote for each Common Share held by such Shareholder on the Record Date.

Quorum

According to the Corporation’s by-laws, the quorum for the transaction of business at any meeting of Shareholders shall be two or more persons present in person or represented by proxy holding not less than 33 1/3% of the then issued and outstanding Common Shares.

Voting Securities and Principal Holders of Voting Securities

As at March 26, 2009, there were 128,226,787 Common Shares issued and outstanding. Each Common Share carries the right to one vote at the Meeting.

Beneficial ownership of the Common Stock in the following tables is determined in accordance with the rules and regulations of the U.S. Securities Exchange Commission (the “SEC”). Under these rules, a person is deemed to beneficially own a share of Common Stock if that person has or shares voting power or investment power with respect to that share, or has the right to acquire beneficial ownership of that share within 60 days, including through the exercise of any option, warrant or other right or the conversion or any other security. Shares issuable under stock options and warrants are deemed outstanding for computing the percentage of the person holding options or warrants but are not outstanding for computing the percentage of any other person.

To the knowledge of the directors and senior officers of Adherex, as of the close of trading on the date of this Circular, Southpoint Capital Advisors LP and Mr. George W. Haywood each beneficially own, directly or indirectly, or exercise control or direction over, voting securities of Adherex carrying more than 5% of the voting rights attached to all of the outstanding Common Shares as follows:

Name and Address of Beneficial Owner	Amount of Ownership		Percent of Class
Southpoint Capital Advisors LP	62,256,000	(1)	41.8%
623 Fifth Avenue, Suite 2503 New York, New York 10022

George W. Haywood	12,650,000	(2)	9.9%
c/o Moomjian, Waite, Wactlar & Coleman, LLP 100 Jericho Quadrangle, Suite 225 Jericho, New York 11753

(1)	Includes a warrant to purchase 20,752,000 shares of common stock at an exercise price of $0.40, expiring February 21, 2010.
(2)	Includes 800,000 shares for which there exist shared voting and dispositive power with Mr. Haywood’s spouse, which spouse would have the right to the receipt of dividends from, and proceeds for the sale of, such shares.

As at March 26, 2009, the directors and senior officers of Adherex and, to the knowledge of the directors and senior officers of Adherex, after reasonable enquiry, their respective associates, as a group, beneficially owned, directly or indirectly, or exercised control or direction over 44,474,273 Common Shares (approximately 34.7% of all outstanding Common Shares on such date) and options and warrants to purchase 38,084,356 Common Shares (approximately 22.9% of the aggregate of all outstanding Common Shares and all Common Shares subject to outstanding options and warrants to purchase Common Shares on such date).

The following table sets forth the number of shares of Common Stock beneficially owned as of March 26, 2009 by (1) each director and executive officer, and (2) all directors and executive officers as a group. The percentage of beneficial ownership for the following table is based upon 128,226,787 shares of Common Stock outstanding as of March 26, 2009. Except as indicated below, the security holders listed possess sole voting and investment power with respect to the shares beneficially owned by that person. The address for each listed shareholder is c/o Adherex Technologies Inc., 4620 Creekstone Drive, Suite 200, Durham, North Carolina 27703.

Name and Address of Beneficial Owner	Amount of Ownership	Percent of Class
William P. Peters(1)	9,190,800	6.7%

William G. Breen(2)	1,617,781	1.3%

Claudio F. Bussandri(3)	250,000	*

Robert W. Butts(4)	62,256,000	41.8%

Donald W. Kufe(5)	384,742	*

Michael G. Martin(6)	310,000	*

Fred H. Mermelstein(7)	1,797,452	1.4%

Peter Morand(8)	519,042	*

Robin J. Norris(9)	1,995,100	1.5%

Arthur T. Porter(10)	370,742	*

James A. Klein, Jr.(11)	1,922,500	1.5%

D. Scott Murray(12)	1,944,470	1.5%

Directors and executive officers as a group (twelve persons)	82,558,629	49.6%

*	Less than 1%.
(1)	Includes 25,000 shares of common stock issuable pursuant to exercisable warrants and 8,666,485 shares of common stock subject to options that are exercisable within 60 days of March 26, 2009.
(2)	Includes 183,333 shares of common stock subject to options that are exercisable within 60 days of March 26, 2009.
(3)	Includes 183,333 shares of common stock subject to options that are exercisable within 60 days of March 26, 2009.
(4)	Includes 20,752,000 shares of common stock issuable pursuant to exercisable warrants that are exercisable within 60 days of March 26, 2009.
(5)	Includes 384,742 shares of common stock subject to options that are exercisable within 60 days of March 26, 2009.
(6)	Includes 290,000 shares of common stock subject to options that are exercisable within 60 days of March 26, 2009.
(7)	Includes 434,042 shares of common stock subject to options that are exercisable within 60 days of March 26, 2009.
(8)	Includes 5,000 shares of common stock issuable pursuant to exercisable warrants and 449,042 shares of common stock subject to options that are exercisable within 60 days of March 26, 2009.
(9)	Includes 1,887,000 shares of common stock subject to options that are exercisable within 60 days of March 26, 2009.
(10)	Includes 370,742 shares of common stock subject to options that are exercisable within 60 days of March 26, 2009.
(11)	Includes 1,822,500 shares of common stock subject to options that are exercisable within 60 days of March 26, 2009.
(12)	Includes 1,844,470 shares of common stock subject to options that are exercisable within 60 days of March 26, 2009.

Approval Requirements and Eligible Voting Shares

Each of the Ordinary Matters must be approved by a simple majority of the votes cast by Shareholders, present in person or by proxy at the Meeting.

Other Business

Other than the Ordinary Matters discussed elsewhere in this Circular, management of Adherex does not intend to present and does not have any reason to believe that others will present, at the Meeting, any item of business other than those set forth in this Circular. If, however, any other business is properly presented at the Meeting and may properly be considered and acted upon, proxies will be voted by those named in the applicable form of proxy in their sole discretion, including with respect to any amendments or variations to the matters identified herein.

ORDINARY MATTERS

Election of Directors

The number of directors of Adherex to be elected at the Meeting is ten (10). The following are the names of the persons for whom it is intended that votes will be cast for their election as directors of the Corporation pursuant to the proxy which is hereby solicited, unless the Shareholder directs therein that such Shareholder’s Common Shares be withheld from voting in the election of directors:

Dr. William P. Peters

Mr. William G. Breen

Mr. Claudio F. Bussandri

Mr. Robert W. Butts

Dr. Donald W. Kufe

Mr. Michael Martin

Dr. Fred H. Mermelstein

Dr. Peter Morand

Dr. Robin J. Norris

Dr. Arthur T. Porter

The term of office for each such person will be until Adherex’s next annual meeting of Shareholders or until such person’s successor is elected or duly appointed. In the event that prior to the Meeting any vacancies occur in the slate of nominees submitted above, it is intended that discretionary authority shall be exercised to vote the proxy hereby solicited (unless otherwise directed as aforesaid) for the election of any other person or persons as directors. Adherex management is not now aware that any of such nominees would be unwilling to serve as a director if elected.

The following table sets forth the name of each person proposed at the date hereof to be nominated by management for election to the Board, such person’s principal occupation or employment, all other positions with Adherex and any significant affiliate thereof now held by such person, if any, the year in which such person became a director of Adherex and such person’s age.

The Corporation has an Audit Committee, a Compensation Committee, a Nominating Committee and a Governance Committee. The current members of such committees are noted below:

Name and Province/State and Country of Residence, Position	Current Principal Occupation and Principal Occupation For Previous Five Years	Director Since	Age
William P. Peters, MD, PhD, MBA Florida, USA Chief Executive Officer and Chairman of the Board of Directors	Chairman and CEO of Adherex; previously, President, Institute for Strategic Analysis and Innovation of the Detroit Medical Center, and President, Director and CEO of the Karmanos Cancer Institute	Nov 2002	58

William G. Breen (1)(4) Ontario, Canada Director	President of William G. Breen and Associates; previously, Chairman of Simware Inc.	April 2007	63

Claudio F. Bussandri, B.Eng, MBA (2) Quebec, Canada Director	Immediate past CEO of McKesson Canada; previously President of Lantic Sugar Limited	April 2007	61

Name and Province/State and Country of Residence, Position	Current Principal Occupation and Principal Occupation For Previous Five Years	Director Since	Age
Robert W. Butts (3) New York, USA Director	CoFounder and Portfolio Manager, Southpoint Capital Advisors LP; previously Analyst, Greenlight Capital	April 2007	34

Donald W. Kufe, MD (3) Massachusetts, USA Director	Professor of Medicine, Dana-Farber Cancer Institute, Harvard Medical School	Dec 2003	64

Michael G. Martin (2) New Jersey, USA Director	Senior Partner in Regal Capital Partners, LLC; previously, Chief Executive Officer of BioEnergy of America, Inc.	Sept 2006	58

Fred H. Mermelstein, PhD (3)(4) Massachusetts, USA Lead Independent Director of the Board of Directors	Founder and President of Javelin Pharmaceuticals, Inc.; previously, Director of Venture Capital, Paramount Capital Investments, LLC	Nov 2002	50

Peter Morand, PhD (1)(4) Ontario, Canada Director	President, Peter Morand & Associates Inc.; previously, President & CEO of the Canadian Science and Technology Growth Fund Inc.	Dec 1998	74

Robin J. Norris, MD North Carolina, USA President, Chief Operating Officer and Director	President and COO of Adherex; previously, COO of PowderJect plc	Nov 2002	62

Hon. Arthur T. Porter, PC, MD, MBA (1)(2) Quebec, Canada Director	Director General and Chief Executive Officer, McGill University Health Centre; previously, President and CEO, Detroit Medical Center	Feb 2004	52

(1)	Member of the Audit Committee
(2)	Member of the Compensation Committee
(3)	Member of the Nominating Committee
(4)	Member of the Governance Committee

William P. Peters, MD, PhD, MBA

Dr. Peters has been the Chief Executive Officer of Adherex since March 2003, the Chairman of our Board since February 2004, and a member of the Board since November 2002. From March 2003 to February 2004, Dr. Peters served as the Vice Chairman of the Board. Dr. Peters has served on the faculty at Harvard University, Duke University and Wayne State University. He originated the solid tumor high-dose chemotherapy and bone marrow transplant program at the Dana-Farber Cancer Institute, and was Director of Bone Marrow Transplantation and Professor of Medicine at Duke University from 1984 to 1995 and was an Associate Director of the Cancer Center. He then served as President, Director and CEO of the Karmanos Cancer Institute from 1995 to 2001. Simultaneously, he served as Associate Dean for Cancer at Wayne State University and Senior Vice President for Cancer Services at the Detroit Medical Center. In 2001, he organized the Institute for Strategic Analysis and Innovation at the Detroit Medical Center of which he served as President. Dr. Peters has three Bachelor degrees (Biochemistry, Biophysics and Philosophy) from Pennsylvania State University, received his MPhil, MD and PhD degrees from the Columbia University College of Physicians & Surgeons in New York and trained clinically at Harvard University Medical School’s Brigham and Women’s Hospital and Dana-Farber Cancer Institute. He is board certified in internal medicine and medical oncology. He earned his MBA at the Duke University Fuqua School of Business.

William G. Breen

Mr. Breen has served as a director of Adherex since April 2007. Mr. Breen has served as President of William G. Breen and Associates since 1999. From 1988 to 1999, he held various positions at Simware Inc., a producer of internetworking and connectivity software, including Chairman, President and Chief

Executive Officer. Prior to Simware, Mr. Breen was Senior Vice President, Operations at Cognos Inc. and Vice President, Operations at Computel Systems Ltd. Mr. Breen has served on numerous Boards of Directors and began his career at IBM in 1966 following graduation from the University of Waterloo in Science.

Claudio F. Bussandri, B.Eng, MBA

Mr. Bussandri has served as a director of Adherex since April 2007. Mr. Bussandri is the immediate past CEO of McKesson Canada, a leading provider of logistics and products and services in the Canadian health care marketplace. Prior to his tenure at McKesson, Mr. Bussandri was President of Lantic Sugar Limited and has held senior executive positions at Nabisco Brands Limited of Canada and Coffee Club Companies. Mr. Bussandri graduated from McGill University with a Bachelor of Engineering (Mechanical), and subsequently obtained an MBA. Mr. Bussandri is a member of the Board of Directors of the McGill University Health Centre (MUHC) and Patheon Inc., of the Executive Committee of the MUHC Foundation and of the Canadian Council of Chief Executives (CCCE). He is past Chairman of the Board of the Montreal Children Hospital Foundation, former Chairman of CAPDM and of the Food and Consumer Products Manufacturers of Canada.

Robert W. Butts

Mr. Butts has served as a director of Adherex since April 2007. Mr. Butts is Co-Founder and Portfolio Manager of Southpoint Capital Advisors LP, a private investment partnership with more than $1 billion in assets under management. Prior to Southpoint, Mr. Butts was an analyst for Greenlight Capital, a value-oriented hedge fund. He began his career as a financial analyst in the mergers and acquisitions group at Merrill Lynch. Mr. Butts graduated from Amherst College, where he earned a Bachelor of Science degree with a triple major in mathematics, physics and chemistry.

Donald W. Kufe, MD

Dr. Kufe has served as a director of Adherex since December 2003. Dr. Kufe is also the chair of the Scientific and Clinical Advisory Board of Adherex. Dr. Kufe received his MD in 1970 from the University of Rochester School of Medicine and postgraduate training at Harvard’s Beth Israel Hospital. Subsequently, he undertook extensive laboratory-based research in molecular virology at the Institute of Cancer Research of Columbia University. In 1979, he joined the faculty of Harvard’s Dana-Farber Cancer Institute where he is now Professor of Medicine. He has served as Chief of the Division of Cancer Pharmacology, Deputy Director of the Dana-Farber Cancer Center, Director of the Harvard Phase I Oncology Group and Leader of the Experimental Therapeutics Program. He has served as the senior editor of Cancer Medicine, one of the major text books in oncology, and on the editorial board of multiple international cancer research journals.

Michael G. Martin

Mr. Martin has served as a director of Adherex since September 2006. He is a Senior Partner in Regal Capital Partners, LLC. Prior to assuming his role at Regal, Mr. Martin served as Chief Executive Officer of BioEnergy of America, Inc., a company dedicated to developing renewable sources of energy. Prior to BioEnergy, he served as the managing director of R&M Financial Associates, a merger & acquisition consulting firm specializing in small and mid-size companies across multiple industries. From 1991 to 1999, he was Chairman and President of Proformix, Inc., a publicly traded manufacturer of computer equipment. He has previously served as President of Centercore of NJ, a business-to-business consulting company, as well as President and Vice President of Centercore, Inc., a publicly traded manufacturing company.

Fred H. Mermelstein, PhD

Dr. Mermelstein has served as a director of Adherex since November 2002. Dr. Mermelstein is Executive Director of Javelin Pharmaceuticals, Inc. Dr. Mermelstein previously served as Director of Venture Capital at Paramount Capital Investments, LLC, a merchant banking and venture capital firm specializing in biotechnology, from 1998 to 2003, as Director and Chief Science Officer of PolaRx Biopharmaceuticals, and as a Director of Cardiome Pharma and the Jordan Heart Foundation. Dr. Mermelstein holds a dual Ph.D. in Pharmacology and Toxicology from Rutgers University and the University of Medicine and Dentistry of New Jersey (UMDNJ) Robert Wood Johnson Medical School. He completed his post-doctoral training supported by two grant awards, a National Institutes of Health fellowship and a Howard Hughes Medical Institute fellowship in the department of biochemistry at UMDNJ Robert Wood Johnson Medical School.

Peter Morand, PhD

Dr. Morand has served as a director of Adherex since December 1998. He is President of Peter Morand & Associates Inc. and from 1996 to 2005, Dr. Morand served as President, CEO and Director of the Canadian Science and Technology Growth Fund Inc., a venture capital fund that invests in the commercialization of the results of early-stage advanced technology companies. Dr. Morand is currently Chairman of the Board of Directors of StrataVest Capital Inc., a Board member of the Canadian Institute for Photonic Innovations and a member of the Advisory Board of the National Research Council of Canada’s Institute on Biodiagnostics. Dr. Morand was a director of D-Box Technology Inc. from 2004 to 2006 and was a member of the Boards of Variations Biotechnologies Inc. and of the Ottawa Life Sciences Council (past Chair) until 2007. Dr. Morand is past President of the Natural Sciences and Engineering Research Council (NSERC, 1990-95), Canada’s federal agency that currently invests more than $1 billion annually in support of university research and training. Prior to his NSERC appointment, Dr. Morand spent many years at the University of Ottawa as a Professor of Chemistry and occupied the positions of Dean of Science and Engineering and Vice Rector. Dr. Morand started his career in the pharmaceutical industry at Ayerst Laboratories in Montreal, Canada.

Robin J. Norris, MD

Dr. Norris has been the Chief Operating Officer of Adherex since January 2002, President of Adherex since June 2002 and a member of the Board since November 2002. Prior to joining Adherex, Dr. Norris was Chief Operating Officer and Chairman of the Scientific Advisory Committee of PowderJect plc from March 1998 to December 2001 and Chief Operating Officer of Noven Inc. from March 1995 to March 1998. Dr. Norris received his medical education and degree in the United Kingdom with postgraduate qualifications in obstetrics, general medicine and pharmaceutical medicine. Following eight years of clinical practice, Dr. Norris has spent 28 years in the pharmaceutical industry, predominantly based in the United States, but with global drug development responsibilities. During his career, Dr. Norris has been responsible for the successful development of a wide range of pharmaceutical products and devices moving and transitioning them from fundamental “bench-level” research and development through the regulatory process and into the global marketplace.

Honourable Arthur T. Porter, P.C., MD

Dr. Porter has served as a director of Adherex since February 2004. Dr. Porter has served as the Director General and Chief Executive Officer of the McGill University Health Centre since January 2004. Dr. Porter was the President and Chief Executive Officer of the Detroit Medical Center from 1999 to 2003. From 1991 to 1998, Dr. Porter served as the Chief of the Gershenson Radiation Oncology Center at Harper Hospital, Radiation Oncologist-in-Chief at the Detroit Medical Center. He has also served as Senior Radiation Oncologist at the Cross Cancer Institute in Edmonton, Alberta and Associate Professor in the Faculty of Medicine at the University of Alberta, Chief of the Department of Radiation Oncology at the London Regional Cancer Centre and Chairman of the Department of Oncology at Victoria Hospital Corporation. Dr. Porter also serves as a director of Munder Fund, Air Canada and is Chairman of CancerpartnersUK. In 2008 he was appointed as a member for life of the Queen’s Privy Council for Canada and a member of the Security Intelligence Review Committee (SIRC) for Canada.

Appointment of Auditors

The persons named in the accompanying form of proxy intend to vote for the re-appointment of PricewaterhouseCoopers as Adherex’s auditors to hold office until the next annual meeting of Shareholders and to authorize the Board to fix the remuneration of the auditors, unless the Shareholder has specified in the form of proxy that the shares represented by such form of proxy are to be withheld from voting in respect thereof. PricewaterhouseCoopers was first appointed the Corporation’s auditors on March 17, 1999.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This discussion relates to the executive officers listed in the Summary Compensation Table below, who are referred to as Named Executive Officers.

Mandate of the Compensation Committee

It is the task of the Compensation Committee to periodically review Adherex’s compensation structure with respect to its Named Executive Officers, including its Chief Executive Officer, to ensure that Adherex continues to attract and retain qualified and experienced individuals to its management team and to motivate these individuals to perform to the best of their ability and in Adherex’s best interests. The Compensation Committee determines the compensation of the Named Executive Officers, evaluates and approves the compensation plans, policies and programs of the Corporation and recommends to the Board from time to time other incentive compensation plans that it determines should be considered. A current copy of the charter of the Compensation Committee can be found under “Corporate Governance” in the Investor Relations section of Adherex’s website at www.adherex.com.

In reviewing executive compensation, the Compensation Committee relies on the advice of the Chief Executive Officer regarding other executive officers and allows him to participate in the Committee’s deliberations on those executive officers. The Chief Executive Officer, however, is not allowed to participate in the Committee’s deliberations on his compensation. The Compensation Committee may not delegate any of its responsibilities to another entity or to an individual without the approval of the Board.

General Compensation Philosophy

The key components of executive officer compensation are salaries, cash incentive awards and stock options, with salaries currently receiving the greatest emphasis followed by cash incentive awards and then stock options. Adherex’s policy with respect to the compensation of Named Executive Officers is to establish annual goals with respect to corporate development and the individual areas of responsibility of each Named Executive Officers and then to review total compensation with respect to the achievement of these goals. In addition, the Compensation Committee recognizes the importance of ensuring that overall compensation for Named Executive Officers is not only internally equitable, but also competitive in today’s market in order to attract, retain and motivate individuals with the qualifications and commitment needed to enhance shareholder value and maintain Adherex’s competitiveness in its market segment. In order to assess this competitiveness, the Corporation has identified a comparator group consisting of local and other U.S. and Canadian organizations in the biotechnology industry that have comparable market capitalizations, products for cancer under development and/or product candidates at similar stages of development. The Compensation Committee uses this comparator group for general guidance and not for any specific benchmarking of Named Executive Officer compensation to the comparator group.

Salary and Non-Equity Incentive Awards

It is Adherex’s policy that the base salaries paid to its Named Executive Officers reflect, in addition to the criteria set out above, the individual’s responsibility, experience and achievements. Each year the Compensation Committee sets a series of objectives for each executive and for the executive team as a whole to determine the opportunity for cash incentive awards. These objectives are prioritized and assigned potential values in light of overall company objectives, including with respect to scientific, clinical, regulatory, intellectual property, business and corporate development, and financial objectives. The Compensation Committee reviews both base salaries and cash incentive awards on at least an annual basis to ensure that the relevant criteria are satisfied. Adherex’s Named Executive Officers demonstrated outstanding effort and dedication during 2008 and despite a significant decrease in Corporation’s market value, many corporate and clinical objectives outlined for 2008 were achieved, including the launch and completion of patient accrual in the Phase IIB portion of the study of ADH-1 in combination with melphalan in treatment of melanoma and the launch of a Phase III trial for sodium thiosulfate with the U.S. Children’s Oncology Group, or COG. The cash incentive awards earned by the Named Executive Officers reflect both the level of each executive’s achievement of individual objectives as well as the level of the executive team’s achievement of its collective goals.

Stock Options

The annual compensation considerations also include the awarding of stock options. The granting of options to the Named Executive Officers under the Stock Option Plan serves three primary purposes: (1) to recognize significant performance during the past year; (2) to provide long-term incentives for future efforts, since the value of the options is directly dependent on the market valuation of the Corporation; and (3) to retain individuals, as the options typically vest over time. When determining whether and how many new option grants will be made, the Compensation Committee takes into account the amount and terms of any outstanding options. The Compensation Committee generally considers the granting of options twice annually to all eligible employees, including executive officers. The Committee, in its discretion, may grant options at other times during a fiscal year to a Named Executive Officer for performance or other reasons. Adherex does not require its Named Executive Officers to own a specific amount of Common Shares.

Analysis of Named Executive Officer Compensation

The Compensation Committee is charged with annually reviewing and approving corporate goals and objectives relevant to each of the Named Executive Officer’s compensation, evaluating each officer’s performance in light of those goals and objectives, and fixing and determining each Named Executive Officer’s level of salary and award of cash incentive payments and options based on this evaluation. In determining the long-term incentive component of each Named Executive Officer’s compensation, the Compensation Committee considers the Corporation’s performance and relative shareholder return, the value of similar incentive awards to other similarly situated executive officers at companies in the comparator group, the awards given to the Named Executive Officer in past years, and such other factors as the Compensation Committee considers relevant. Specifically, the Compensation Committee’s review and evaluation includes measurement of the following areas:

•

The achievement of corporate objectives, such as financings, partnerships and other business development, and consideration of those achievements in light of budgetary constraints and other challenges facing the Corporation;

•	The Corporation’s financial condition;

•	The Corporation’s share price and market capitalization; and

•	The advancement of our product candidates, both preclinical and clinical.

Based on the comparator companies, Dr. Peters’ base salary and total cash compensation for 2008 are slightly above the averages paid to the chief executive officers of comparable companies. The base salaries and total cash compensation paid to the remaining Named Executive Officers for 2008 are approximately equal to or slightly below that of our comparator companies. The specific amounts of 2008 compensation for each Named Executive Officer are discussed below:

Salary

Following year-end reviews for fiscal 2008, the Board did not award any salary increases for fiscal 2009 to the Named Executive Officers:

Named Executive Officer	2008 Salary	2009 Salary
Dr. William P. Peters	$495,000	$495,000

James A. Klein, Jr.	$233,000	$233,000

Dr. Robin J. Norris	$255,000	$255,000

D. Scott Murray	$233,000	$233,000

Annual Non-Equity Incentive Awards

The employment contracts with the Named Executive Officers provide that subject to the satisfactory achievement of agreed upon goals, the Named Executive Officers may receive annual cash incentive awards and additional stock options as determined in the sole discretion of Board. The Compensation Committee developed a set of guidelines for the award of cash incentives as part of the Committee’s development of the 2008 objectives, which included emphasis on the advancement of the drug products through specified development milestones, the completion of a partnership or other significant business development transaction(s), financing the Corporation’s operations, appreciation of the share price and market capitalization, and other discretionary considerations. The Compensation Committee reviewed the progress of the company and noted that while significant prerequisites of incentive cash payments, including among others, appreciation of the share price and market capitalization, were not met in 2008, there had been significant progress on the development of the clinical drug candidates, which warranted consideration for incentive awards. The following were the major considerations in the Committee’s analysis of performance relative to these objectives:

•

The significant advances in our clinical drug development programs in 2008, including the launch and completion of patient accruals in the Phase IIB portion of the combination trial of systemic ADH-1 and regional melphalan in melanoma and the launch of a Phase III trial with COG for the conduct of a randomized trial of STS;

•	The achievement of an orphan drug designation for the use of ADH-1 in conjunction with melphalan for the treatment of Stage IIB/C, III, and IV malignant melanoma;

•

The execution of a license option agreement with the Netherlands Cancer Institute—Antoni van Leeuwenhoek Hospital (NKI-AVL) for the exclusive use of data from a Phase III trial with STS to prevent hearing loss in adults with head and neck cancer, which included an option to an exclusive license to data from the completed study as well as a planned study intended to provide long-term follow-up on the hearing status, disease-free status and overall survival of patients from the completed Phase III trial;

•	The absence of share price appreciation in 2008; and

•	The absence of market capitalization appreciation in 2008.

Thus, notwithstanding the absence of share price and market capitalization appreciation, several key corporate objectives were met in 2008. In recognition of the individual contributions to these accomplishments, and in order to remain competitive and to retain and motivate our key employees, the Compensation Committee awarded cash incentive awards to the Named Executive Officers in respect of fiscal 2008. The amounts noted below were paid in fiscal 2009 and therefore are not reflected in the Summary Compensation Table:

Named Executive Officer	Award
Dr. William P. Peters	$115,000

James A. Klein, Jr.	$35,000

Dr. Robin J. Norris	$35,000

D. Scott Murray	$65,000

Options

In February 2008, in recognition of the diminished value of awards previously given to the Named Executive Officers in past years, and other factors the Compensation Committee considered relevant for continued and adequate short- and long-term incentives for our key employees, the Board granted options to purchase Common Shares to the Named Executive Officers as follows:

Named Executive Officer	Grant Date	Number of Shares Subject to Options	Exercise Price	Vesting	Expiration Date
Dr. William P. Peters	2/27/08	2,000,000	$0.38	All at 2/27/08	2/27/2015

James A. Klein, Jr	2/27/08	400,000	$0.38	All at 2/27/08	2/27/2015

Dr. Robin J. Norris	2/27/08	400,000	$0.38	All at 2/27/08	2/27/2015

D. Scott Murray	2/27/08	400,000	$0.38	All at 2/27/08	2/27/2015

The Compensation Committee has thus placed a significant portion of each Named Executive Officer’s total compensation package at risk to provide appropriate long-term incentive as the option grants deliver a return only if Adherex’s common stock appreciates over the term of the options.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Circular with management and, based on that review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Circular.

Submitted by:	THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
Michael Martin, Chair
Claudio F. Bussandri
Arthur T. Porter

Compensation Committee Interlocks and Insider Participation

Michael Martin, Claudio Bussandri and Arthur T. Porter are the current members of the Compensation Committee and served during all of 2008. None of these individuals was at any time during 2008 or at any other time an officer or employee of ours. No interlocking relationship exists between any member of our Compensation Committee and any member of any other company’s board of directors or compensation committee.

The Board has determined that each member of the Compensation Committee is “independent” under applicable securities laws.

Summary Compensation Table

The following table sets forth all annual and long-term compensation for services in all capacities to the Corporation for the three most recently completed financial periods in respect of each of the individuals comprised of the Chief Executive Officer, the Chief Financial Officer, and the other two most highly compensated executive officers of the Corporation at December 31, 2008 whose total compensation for the year ended December 31, 2008 exceeded $100,000.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($) (2)	All Other Compensation ($)(3)	Total ($)

Dr. William P. Peters Chief Executive Officer and Chairman	2008 2007 2006	$495,000 486,875 486,875	— — —	$1,089,049 946,247 62,295	$97,375 150,000 —	$2,917 3,138 2,387	$1,693,341 1,586,260 551,557

James A. Klein, Jr. Chief Financial Officer	2008 2007 2006	233,000 225,000 197,950	— — —	267,627 304,180 97,399	27,000 20,000 —	1,768 1,413 1,127	529,395 550,593 296,476

Dr. Robin J. Norris President and Chief Operating Officer	2008 2007 2006	255,000 250,000 245,440	— — —	282,135 313,201 72,233	30,000 27,000 —	3,617 3,486 2,280	570,752 593,687 319,953

D. Scott Murray, Senior Vice President, General Counsel and Secretary	2008 2007 2006	233,000 230,000 176,550	— 25,000 —	274,742 300,211 29,509	41,400 50,000 —	1,540 1,221 976	550,682 606,432 207,035

(1)	Represents the amounts recorded in the Corporation’s financial statements for the relevant year in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004) Share-based Payment, or SFAS 123(R), for stock option awards, without discounting of estimated forfeitures. See Note 5 to the Corporation’s consolidated financial statements included in our annual report filed on Form 10-K for the year ended December 31, 2008.
(2)	The term “incentive plan” means any plan providing compensation intended to serve as incentive for performance to occur over a specified period, whether such performance is measured by reference to financial performance of the Corporation, the Corporation’s stock price, or any other performance measure. An “equity incentive plan” is an incentive plan or portion of an incentive plan under which awards are granted that fall within the scope of SFAS 123 (R). A “non-equity incentive plan” is an incentive plan or portion of an incentive plan that is not an equity incentive plan.
(3)	Consists of the taxable benefit for premiums paid for group term life insurance, long term disability and long term care insurance.

Equity Grants, Exercises and Holdings

During the year ended December 31, 2008, the Board granted options to purchase an aggregate of 3,200,000 Common Shares to four of our Named Executive Officers as discussed above in “Compensation Discussion and Analysis”.

The following table sets forth information concerning the number and value of unexercised options held by each Named Executive Officer as of December 31, 2008.

Outstanding Equity Awards at December 31, 2008

Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($) (1)		Option Expiration Date
Dr. William P. Peters	750,000	(2)	—	CAD$	1.65	02/19/2010
	70,217	(3)	—	CAD$	2.25	12/30/2010
	700,000	(4)	—	CAD$	2.25	12/30/2010
	234,000	(5)	—	CAD$	2.90	05/21/2011
	32,000	(6)	—	CAD$	1.95	12/17/2011
	441,601	(7)	—		1.20	04/05/2012
	192,000	(8)	—		1.20	04/05/2012
	150,000	(9)	—		1.10	10/14/2012
	30,000	(10)	—		0.88	12/14/2012
	266,667	(11)	133,333		0.28	02/28/2014
	2,000,000	(12)	1,000,000		0.63	04/30/2014
	666,667	(13)	333,333		0.28	12/03/2014
	2,000,000	(14)	—		0.38	2/27/2015

James A. Klein, Jr.	200,000	(15)	—	CAD$	2.65	04/26/2011
	15,000	(16)	—	CAD$	2.90	05/21/2011
	5,000	(17)	—	CAD$	1.95	12/17/2011
	13,500	(18)	—		1.20	09/21/2012
	39,000	(19)	—		0.88	12/14/2012
	33,333	(20)	16,667		0.28	02/28/2014
	600,000	(21)	300,000		0.63	04/30/2014
	200,000	(22)	100,000		0.28	12/03/2014
	400,000	(23)	—		0.38	2/27/2015

Dr. Robin J. Norris	40,000	(24)	—	CAD$	1.70	05/03/2010
	75,600	(25)	—	CAD$	2.25	12/30/2010
	36,400	(26)	—	CAD$	2.90	05/21/2011
	15,000	(27)	—		1.20	09/21/2012
	45,000	(28)	—		0.88	12/14/2012
	50,000	(29)	25,000		0.28	02/28/2014
	666,667	(30)	333,333		0.63	04/30/2014
	200,000	(31)	100,000		0.28	12/03/2014
	400,000	(32)	—		0.38	2/27/2015

D. Scott Murray	30,000	(33)	—	CAD$	1.75	02/12/2010
	10,000	(34)	—	CAD$	2.45	12/19/2010
	11,970	(35)	—	CAD$	2.25	12/30/2010
	8,000	(36)	—	CAD$	2.90	05/21/2011
	18,000	(37)	—	CAD$	1.95	12/17/2011
	24,900	(38)	—		1.20	09/21/2012
	41,600	(39)	—		0.88	12/14/2012
	133,333	(40)	66,667		0.28	02/28/2014
	600,000	(41)	300,000		0.63	04/30/2014
	200,000	(42)	100,000		0.28	12/03/2014
	400,000	(43)	—		0.38	2/27/2015

(1)	The current Stock Option Plan provides for grants denominated in US and CAD dollars.
(2)	750,000 options were granted on: 2/19/2003 and vest as follows: 250,000 on 2/19/2003; 250,000 on 2/19/2004, and 250,000 on 2/19/2005
(3)	70,217 options were granted on: 12/30/2003 and vest as follows: 70,217 on 12/30/2003
(4)	700,000 options were granted on: 12/30/2003 and vest as follows: 233,334 on 12/30/2003, 233,333 on 12/30/2004 and 233,333 on 12/30/2005
(5)	234,000 options were granted on: 5/21/2004 and vest as follows: 234,000 on 5/21/2004
(6)	32,000 options were granted on: 12/17/2004 and vest as follows: 32,000 on 12/17/2004
(7)	441,601 options were granted on: 4/5/2005 and vest as follows: 441,601 on 4/5/2005
(8)	192,000 options were granted on: 4/5/2005 and vest as follows: 192,000 on 4/5/2005
(9)	150,000 options were granted on: 10/14/2005 and vest as follows: 50,000 on 10/14/2006; 50,000 on 10/14/2007 and 50,000 on 10/14/2008
(10)	30,000 options were granted on: 12/14/2005 and vest as follows: 10,000 on 12/14/2006; 10,000 on 12/14/2007 and 10,000 on 12/14/2008
(11)	400,000 options were granted on: 2/28/2007 and vest as follows: 133,334 on 2/28/2007; 133,333 on 2/29/2008 and 133,333 on 2/28/2009
(12)	3,000,000 options were granted on: 4/30/2007 and vest as follows: 1,000,000 on 4/30/2007; 1,000,000 on 4/30/2008 and 1,000,000 on 4/30/2009
(13)	1,000,000 options were granted on: 12/03/2007 and vest as follows: 333,334 on 12/03/2007; 333,333 on 12/03/2008 and 333,333 on 12/03/2009

(14)	2,000,000 options were granted on: 2/27/2008 and vest as follows: 2,000,000 on 2/27/2008
(15)	200,000 options were granted on: 4/26/2004 and vest as follows: 50,000 on 7/24/2004 ; 50,000 on 4/26/2005 and 50,000 on 4/26/2006 ; 50,000 on 4/26/2007
(16)	15,000 options were granted on: 5/21/2004 and vest as follows: 5,000 on 12/17/2004 ; 5,000 on 5/21/2006 and 5,000 on 5/21/2007
(17)	5,000 options were granted on: 12/17/2004 and vest as follows: 1,667 on 12/17/2005 ; 1,666 on 12/17/2006 and 1,667 on 12/17/2007
(18)	13,500 options were granted on: 9/21/2005 and vest as follows: 4,500 on 9/21/2006 ; 4,500 on 9/21/2007 and 4,500 on 9/21/2008
(19)	39,000 options were granted on: 12/14/2005 and vest as follows: 13,000 on 12/14/2006 ; 13,000 on 12/14/2007 and 13,000 on 12/14/2008
(20)	50,000 options were granted on: 2/28/2007 and vest as follows: 16,667 on 2/28/2007; 16,666 on 2/29/2008 and 16,667 on 2/28/2009
(21)	900,000 options were granted on: 4/30/2007 and vest as follows: 300,000 on 4/30/2007; 300,000 on 4/30/2008 and 300,000 on 4/30/2009
(22)	300,000 options were granted on: 12/03/2007 and vest as follows: 100,000 on 12/03/2007; 100,000 on 12/03/2008 and 100,000 on 12/03/2009
(23)	400,000 options were granted on: 2/27/2008 and vest as follows: 400,000 on 2/27/2008
(24)	40,000 options were granted on: 5/3/2003 and vest as follows: 13,334 on 5/3/2004 ; 13,333 on 5/3/2005 and 13,333 on 5/3/2006
(25)	75,600 options were granted on: 12/30/2003 and vest as follows: 25,200 on 12/30/2004 ; 25,200 on 12/30/2005 and 25,200 on 12/30/2006
(26)	36,400 options were granted on: 5/21/2004 and vest as follows: 10,000 on 12/17/2004 ; 14,266 on 5/21/2006 and 12,134 on 5/21/2007
(27)	15,000 options were granted on: 9/21/2005 and vest as follows: 5,000 on 9/21/2006 ; 5,000 on 9/21/2007 and 5,000 on 9/21/2008
(28)	45,000 options were granted on: 12/14/2005 and vest as follows: 15,000 on 12/14/2006 ; 15,000 on 12/14/2007 and 15,000 on 12/14/2008
(29)	75,000 options were granted on: 2/28/2007 and vest as follows: 25,000 on 2/28/2007; 25,000 on 2/29/2008 and 25,000 on 2/28/2009
(30)	1,000,000 options were granted on: 4/30/2007 and vest as follows: 333,334 on 4/30/2007; 333,333 on 4/30/2008 and 333,333 on 4/30/2009
(31)	300,000 options were granted on: 12/03/2007 and vest as follows: 100,000 on 12/03/2007; 100,000 on 12/03/2008 and 100,000 on 12/03/2009
(32)	400,000 options were granted on: 2/27/2008 and vest as follows: 400,000 on 2/27/2008
(33)	30,000 options were granted on: 2/12/2003 and vest as follows: 10,000 on 2/3/2004 ; 10,000 on 2/3/2005 and 10,000 on 2/3/2006
(34)	10,000 options were granted on: 12/19/2003 and vest as follows: 3,333 on 12/19/2004 ; 3,333 on 12/19/2005 and 3,334 on 12/19/2006
(35)	11,970 options were granted on: 12/30/2003 and vest as follows: 3,990 on 12/30/2004 ; 3,990 on 12/30/2005 and 3,990 on 12/30/2006
(36)	8,000 options were granted on: 5/21/2004 and vest as follows: 8,000 on 12/17/2004
(37)	18,000 options were granted on: 12/17/2004 and vest as follows: 6,000 on 12/17/2005 ; 6,000 on 12/17/2006 and 6,000 on 12/17/2007
(38)	24,900 options were granted on: 9/21/2005 and vest as follows: 15,000 on 9/21/2005 ; 3,300 on 9/21/2006 and 3,300 on 9/21/2007 3,300 on 9/21/2008
(39)	41,600 options were granted on: 12/14/2005 and vest as follows: 13,867 on 12/14/2006 ; 13,866 on 12/14/2007 and 13,867 on 12/14/2008
(40)	200,000 options were granted on: 2/28/2007 and vest as follows: 66,667 on 2/28/2007; 66,666 on 2/29/2008 and 66,667 on 2/28/2009
(41)	900,000 options were granted on: 4/30/2007 and vest as follows: 300,000 on 4/30/2007; 300,000 on 4/30/2008 and 300,000 on 4/30/2009
(42)	300,000 options were granted on: 12/03/2007 and vest as follows: 100,000 on 12/03/2007; 100,000 on 12/03/2008 and 100,000 on 12/03/2009
(43)	400,000 options were granted on: 2/27/2008 and vest as follows: 400,000 on 2/27/2008

No Named Executive Officers exercised options in the year ended December 31, 2008.

Termination of Employment, Change in Responsibilities and Employment Contracts

Pursuant to an employment agreement dated February 19, 2003 between Dr. William P. Peters and Adherex, Dr. Peters became employed as Chief Executive Officer and Vice Chairman of Adherex effective March 12, 2003 for a five-year term, and was appointed Chairman of the Board on February 28, 2004. Pursuant to this agreement, Dr. Peters (a) received an initial annual salary in the amount of $350,000 (Dr. Peters’ current annual salary is $495,000), (b) received a signing bonus totaling $200,000, and (c) was granted an option to purchase up to 750,000 Common Shares at an exercise price of CAD$1.65 per share. The employment agreement also provided that, upon the closing of an equity financing or strategic partner contract of at least $3.75 million, Dr. Peters would be granted additional options sufficient for his aggregate option holdings to be 5% of the Common Shares of Adherex, calculated on a fully diluted basis, immediately following the closing of such a transaction, subject to and conditional upon applicable regulatory and shareholder approvals (the “Financing Grant Provision”). Accordingly, upon the occurrence of such a transaction in December 2003, the Financing Grant Provision provided for Dr. Peters to receive options to purchase 1,477,819 Common Shares, which would have brought his option holdings to 5% on a fully diluted basis, subject to applicable regulations and approvals. Adherex obtained shareholder approval on December 16, 2003 for 700,000 of such shares that were granted to Dr. Peters outside of the Stock Option Plan. However, at that time, the Toronto Stock Exchange required that no person may hold options representing more than 5% of Adherex’s equity at any given time on an issued and outstanding basis (the “TSX Limit”). Accordingly, on December 30, 2003, Dr. Peters was granted options to purchase 770,217 Common Shares at an exercise price of CAD$2.25 per share, which together with Common Shares issuable under his other option holdings represented 5% of the issued and outstanding Common Shares at such time. Over time, Adherex made further grants of options to Dr. Peters as and when permissible to satisfy the remaining balance of the originally targeted 1,477,819 options under the Financing Grant Provision. The agreement also provides that annual bonuses, if any, will be awarded to Dr. Peters at the sole discretion of the Board. In the event of termination without “cause,” or in the event Dr. Peters terminates his employment for Good Reason or a change of control, Adherex is obligated to pay Dr. Peters severance compensation equal to 24 months of salary. The agreement defines “cause” as (a) conviction of (i) any felony or (ii) any misdemeanor involving sexual misconduct, fraud, or embezzlement (other than a traffic infraction); (b) willful misconduct with regard to duties and responsibilities; (c) gross negligence (other than as a result of physical or mental impairment) with regard to his duties; or (d) material breach of the employment agreement. The agreement defines Good Reason as the occurrence of any of the following without Dr. Peters’ written consent: (i) a change in Dr. Peters’ position or duties (including any position or duties as a director of Adherex), responsibilities (including, without limitation, to whom Dr. Peters reports and who reports to Dr. Peters), title or office, which includes any removal of Dr. Peters from or any failure to re-elect or re-appoint Dr. Peters to any such position or offices; (ii) a reduction of Dr. Peters’ salary, benefits or any change in the basis upon which Dr. Peters’ salary or benefits is determined which is not consented to by Dr. Peters or which does not apply equally to all employees of the Corporation; (iii) any breach by us of any provision of the employment agreement; and (iv) after a change of control where the Board repeatedly overrides, supersedes, or disregards Dr. Peters’ reasonable decisions or recommendations, such that the Board materially interferes with his ability to effectively function as the Chief Executive Officer, or the Board otherwise takes actions that constructively represent a lack of confidence in the ability of Dr. Peters to perform his duties and responsibilities. “Change of control” means the acquisition (at one time or over a period of time) of shares of the Corporation or of securities convertible into shares of the Corporation as a result of which a person or group of persons beneficially own enough shares of the Corporation to cast more than 50% of the votes attaching to all outstanding shares of the Corporation. It does not however include a reverse takeover or other reorganization where the holders of shares of the Corporation immediately prior to such transaction beneficially own, following the completion of the transaction, 50% of the votes attaching to the shares of the surviving corporation. On September 23, 2008, the term of Dr. Peters’ employment agreement was extended by the Board through March 2011.

Pursuant to an employment agreement dated April 26, 2004 between James A. Klein, Jr. and Adherex, Mr. Klein is employed as Adherex’s Chief Financial Officer. Pursuant to this agreement, Mr. Klein (a) received an initial annual salary in the amount of $160,000 (Mr. Klein’s current annual salary is $233,000), (b) was granted options to purchase up to 200,000 Common Shares at a price per share of CAD$2.65 under the Stock Option Plan, (c) received a signing bonus of $15,000, and (d) may receive annual bonuses at the sole discretion of the Board. If Mr. Klein’s employment terminates due to a change of control of Adherex, any then remaining unvested shares under his options shall immediately vest and be fully exercisable. If Mr. Klein is dismissed from employment by Adherex for any reason other than “cause,” Adherex is obligated to pay Mr. Klein severance compensation equal to six months of salary.

Pursuant to an employment agreement dated December 12, 2001 between Dr. Robin Norris and Adherex, Dr. Norris became employed as Adherex’s Chief Operating Officer. He was also appointed President of Adherex on June 14, 2002. Pursuant to his agreement, Dr. Norris (a) received an initial annual salary in the amount of CAD$225,000 (Dr. Norris’ current annual salary is $255,000), (b) was granted options to purchase up to 120,000 Common Shares at a price per share of CAD$1.65 under the Stock Option Plan, and (c) was reimbursed for certain expenses related to his relocation from Colorado to Ottawa. If Dr. Norris is dismissed from employment by Adherex for any reason other than “cause,” Adherex is obligated to pay Dr. Norris severance compensation equal to 12 months of salary.

Pursuant to an employment agreement dated January 27, 2003 between D. Scott Murray and Adherex, Mr. Murray was employed as Adherex’s General Counsel and Corporate Secretary. He was appointed a Vice President on September 19, 2003 and promoted to Senior Vice President, Corporate Development on February 28, 2007. Pursuant to the January 27, 2003 agreement, Mr. Murray (a) received an initial annual salary in the amount of CAD$150,000 (Mr. Murray’s current annual salary is $233,000), (b) was granted options to purchase up to 30,000 Common Shares at a price per share of CAD$1.65 under the Stock Option Plan, and (c) was reimbursed for certain expenses related to his relocation from Toronto to Ottawa. Pursuant to a February 28, 2007 agreement, if Mr. Murray’s employment terminates due to a change of control of Adherex, any then remaining unvested shares under his options shall immediately vest and be fully exercisable. If Mr. Murray is dismissed from employment by Adherex for any reason other than “cause,” Adherex is obligated to pay Mr. Murray severance compensation equal to 12 months of salary.

In addition to such employment agreements, each of Drs. Peters and Norris, as well as Messrs. Klein and Murray, is a party to a confidentiality and intellectual property agreement with Adherex.

In the agreements for Messrs. Klein and Murray, “cause” is generally defined as (1) material breach of the terms of the employment or intellectual property agreements; (2) failure to diligently and properly perform their duties and responsibilities, or to comply with any policies and directives of the company or the Board; (3) dishonest or illegal action (including, without limitation, embezzlement) or any other action whether or not dishonest or illegal by the employee that is materially detrimental to the interest and well-being of Adherex, including, without limitation, harm to its reputation; (4) failure to fully disclose any material conflict of interest he may have with Adherex in a transaction involving Adherex which conflict is materially detrimental to the interest of Adherex; or (5) conviction of (i) any felony or (ii) any misdemeanor or other crime of moral turpitude (other than a minor traffic offense). The employment agreement for Dr. Norris does not specifically define “cause” but similar principles would apply.

In approving the severance and change of control provisions in the above agreements, the Board believes that such provisions were both appropriate and necessary to induce Dr. Peters and the other Named Executive Officers to leave their prior employment with established companies and join an early-stage company. The Board also believes the severance provisions are necessary to retain Dr. Peters and the other Named Executive Officers. The severance provisions would protect Dr. Peters and the other Named Executive Officers who have been and will continue to be responsible for the growth and success of our company. For example, in the event of a change in control, they could lose their options without having realized any value, all of which would have been due to their prior efforts.

On December 14, 2005, the Corporation amended the option agreements with the then Named Executive Officers and members of the Board relating to options granted prior to and on that date to provide that the Named Executive Officers and members of the Board would be allowed up to three years, rather than 30 days, after concluding their employment or engagement with Adherex to exercise their options that have vested on or prior to such conclusion of employment or engagement, provided that no options shall vest following such cessation of employment or engagement.

If a severance payment had been triggered on December 31, 2008, the Corporation would have been obligated to make the following payments:

Name	Cash Payment Per Month (# of months)	Value of Benefits Per Month (# of months paid)		Value of Options that Would Vest(1)	Total
Dr. William P. Peters	$41,250 (24 months)	$1,418	(24 months)	Nil	$1,024,032

James A. Klein, Jr.	19,417 (6 months)	Nil	(Nil)	Nil	116,502

Dr. Robin Norris	21,250 (12 months)	Nil	(Nil)	Nil	255,000

D. Scott Murray	19,417 (12 months)	$1,490	(12 months)	Nil	250,884

(1)	The value equals the difference between the fair market value of the shares that could be acquired based on the closing price per share of the Corporation’s common stock on the American Stock Exchange on December 31, 2008, the last business day of 2008, and the exercise prices for the underlying stock options.

COMPENSATION OF DIRECTORS

During the fiscal year ended December 31, 2008, each non-executive director was paid $2,000 for each Board meeting attended in person, $500 for regular teleconference meetings (Level I), $750 for extended teleconference meetings (Level II) and $1,000 for extended and complex teleconference meetings (Level III). These various categories reflect the fact that the Board conducts a substantial portion of its work by teleconference, with some of the teleconferences being extended in time commitment and complexity. The Level III category is reserved for extended teleconference activities, such as retreats, in excess of two and one half hours. Directors who are also employees receive no compensation for serving on the Board.

The annual compensation considerations for non-executive directors also include the awarding of stock options. The granting of options to the non-executive under the Stock Option Plan serves three primary purposes: (1) to recognize the significant time and effort commitments during the past year; (2) to provide long-term incentives for future efforts since the value of the options is directly dependent on the market valuation of the Corporation; and (3) to retain quality individuals as the options typically vest over time.

When determining whether and how many new option grants will be made, the Compensation Committee takes into account the amount and terms of any outstanding options. The Compensation Committee generally considers the granting of options twice annually. The Committee, in its discretion, may grant options at other times during a fiscal year to a non-executive director for extraordinary efforts or other reasons. Adherex does not require its non-executive directors to own a specific amount of Common Shares.

For the year ended December 31, 2008, the Board did not grant any further options to purchase Common Shares to the non-executive directors.

The following table shows the compensation earned by each non-executive director of the Corporation for the year ended December 31, 2008:

Director Compensation in Fiscal 2008

Name	Fees Earned Fiscal 2008 ($) (1)	Option Awards ($) (2)	All Other Compensation ($)	Total ($)
William G. Breen	$11,500	$37,641	—	$49,141
Claudio F. Bussandri	8,500	37,641	—	46,141
Robert W. Butts(3)	—	—	—	—
Donald W. Kufe	6,500	55,131	—	61,631
Michael G. Martin	8,000	41,740	—	49,740
Fred H. Mermelstein	8,500	61,871	—	70,371
Peter Morand	11,000	63,232	—	74,232
Arthur T. Porter	8,000	53,068	—	61,068

(1)	Fees consist of board and committee meeting fees and retainers and additional fees for service as Chairpersons.
(2)	Represents the amounts recorded in the Corporation’s financial statements for the relevant year in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004) Share-based Payment, or SFAS 123(R), for stock option awards, without discounting of estimated forfeitures. See Note 5 to the Corporation’s consolidated financial statements included in our annual report filed on Form 10-K for the year ended December 31, 2008. There were no forfeitures of options in 2008 among our directors. As of December 31, 2008, the number of shares underlying options held by each non-employee director was as follows: 250,000 shares for Mr. Breen; 250,000 shares for Mr. Bussandri; nil shares for Mr. Butts; 384,742 shares for Dr. Kufe; 310,000 shares for Mr. Martin; 434,042 shares for Dr. Mermelstein; 449,042 shares for Dr. Morand; and 370,742 shares for Dr. Porter.
(3)	Mr. Butts does not accept cash fees or stock options for attending board or committee meetings.

OTHER INFORMATION REGARDING MANAGEMENT

Stock Option Plan

The Amended and Restated Stock Option Plan was adopted to develop the interest and incentive of eligible employees, directors and other service providers of the Corporation in the Corporation’s growth and development by giving eligible Participants (as defined below) an opportunity to purchase Common Shares on a favorable basis, thereby advancing the interests of the Corporation, enhancing the value of the Common Shares for the benefit of all Shareholders and increasing the ability of the Corporation to attract and retain skilled and motivated individuals in the service of the Corporation. The total number of Common Shares that may be currently issued by the Corporation under the Stock Option Plan is 20,000,000, representing approximately 15.6% of the currently issued and outstanding Common Shares. As of March 26, 2009, options for an aggregate of 17,691,698 common Shares have been granted and remain issued and outstanding under the Stock Option Plan, representing approximately 13.8% of the currently issued and outstanding Common Shares, and options for 36,600 Common Shares have been exercised under the Stock Option Plan, representing 0.02% of the currently issued and outstanding Common Shares. These numbers do not include options for 700,000 Common Shares, representing approximately 0.5% of the currently issued and outstanding Common Shares, which were specifically approved by the Corporation’s shareholders on December 16, 2003 and granted to Dr. Peters outside of the Stock Option Plan. Although granted outside of the Stock Option Plan, these options were granted with an exercise price equal to the market price of the Common Shares on the date of grant, a term of seven (7) years from the date of grant, vesting as to one-third immediately upon granting, another third on the next day following the first anniversary of the date of grant, and the last third on the next day following the second anniversary of the date of grant, and otherwise had terms similar to options granted by the Corporation pursuant to the Stock Option Plan.

Within the above aggregate limit of 20,000,000 Common Shares, the Stock Option Plan contains no limits on the number or percentage of such options that may be granted to insiders of the Corporation or to any one person. The Board currently has the right, in its sole discretion, to alter, amend or discontinue the Stock Option Plan from time to time and at any time. However, no such amendment or discontinuation may alter or impair the rights or increase the obligations under the Stock Option Plan of Participants without the consent of the Participants. Further, any amendment to the Stock Option Plan is subject to prior regulatory approval. The Stock Option Plan’s amending procedures explicitly provide that shareholder approval is not required to implement any amendments, save and except for amendments related to (i) the maximum number of Common Shares or any other shares of the Corporation which are reserved for issuance under the Stock Option Plan (and under any other share compensation arrangement of the Corporation); (ii) a reduction in the exercise price for options held by insiders; and (iii) an extension to the term of options held by insiders.

Participation in the Stock Option Plan shall be limited to directors, employees and service providers who are designated from time to time by the Compensation Committee (each, a “Participant”). Subject to the terms of the Stock Option Plan, the Compensation Committee determines the Participants designated to participate in the Stock Option Plan, the number of Common Shares such Participant is entitled to purchase and the price at which the Common Shares may be purchased and the applicable vesting period. The option price at which the Common Shares may be purchased under the Stock Option Plan is the fair market value of the Common Shares of the Corporation at the time of grant.

Options granted under the Stock Option Plan must be exercised within a period of seven (7) years from the date of grant, failing which the Participant’s right to purchase such Common Shares lapses. The Stock Option Plan provides that should the expiry date of any vested stock option of a Stock Option Plan participant fall on, or within nine (9) trading days immediately following, a trading restriction imposed under Adherex’s policies (a “Black-Out Period”), the expiry date of such a vested stock option will automatically be the date that is ten (10) trading days from the date the relevant Black-Out Period ends. Unless otherwise determined by the Compensation Committee and specifically set forth in the stock option agreement executed by the Participant, options vest and may be exercised by the Participant as to one-third on each of the first, second and third anniversaries of the date of grant. The Compensation Committee may, however, in its sole discretion by written notice to any Participant, accelerate the vesting of all or any of the options of a Participant. The Participant’s rights under the options granted under the Stock Option Plan are not assignable or transferable by the Participant. The Corporation does not currently have any arrangements in place for financial assistance to facilitate the purchase of securities by Participants under the Stock Option Plan.

A Participant’s right to exercise options ceases following any of the following events (each of which, a “Participant Termination Date”): (i) if an employee, such Participant’s employment with the Corporation or any of its subsidiaries is terminated for any reason; (ii) if a director, such Participant ceases to be a director on the Board for any reason; or (iii) if a service provider, such Participant ceases to provide services to the Corporation. In such case, the Participant, or the Participant’s legal representative, as the case may be, may only exercise such options that are then vested any time prior to the earlier of: the original expiry date of such option, or within 30 days of the Participant Termination Date, or if specifically approved by the Board, such later date which may not be more than three (3) years following the Participant Termination Date.

For U.S. federal income tax purposes, an optionee who is granted an incentive stock option under the Stock Option Plan will generally not recognize taxable income either at the time the option is granted or upon its exercise, although the exercise will increase the optionee’s alternative minimum taxable income by an amount equal to the difference, if any, between the fair market value of the shares at the time of exercise and the option’s exercise price, and therefore may subject the optionee to the alternative minimum tax. Upon the sale or exchange of the shares more than two years after grant of the option and more than one year after exercising the option, any gain or loss will be treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee will generally recognize ordinary income at the time of sale or exchange equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option’s exercise or (ii) the sale price of the shares. Adherex will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on the optionee’s holding period with respect to such shares. Options that do not qualify as incentive stock options under the Stock Option Plan are referred to as nonstatutory options. Generally, an optionee will not recognize any taxable income at the time he or she is granted a nonstatutory option. Upon its exercise, however, the optionee will generally recognize taxable ordinary income measured as the excess of the then fair market value of the shares acquired over the exercise price of the option. Any taxable income recognized in connection with an option exercise by an optionee who is also one of our employees will be subject to tax withholding by us. Adherex will generally be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee with respect to shares acquired upon exercise of a nonstatutory option. Upon resale of such shares by the optionee, any difference between the sales price received and the fair market value for the shares on the date of exercise of the option will be treated as long-term or short-term capital gain or loss, depending on the optionee’s holding period with respect to such shares.

Directors’ and Officers’ Liability Insurance

Adherex has liability insurance for its directors and officers. The aggregate annual premium for that insurance is approximately $180,000, no part of which is payable by the directors and officers of the Corporation. The insurance coverage under the policy for each loss is limited to an aggregate of $10,000,000 for each policy year. The policy provides for a $150,000 deductible for any securities claim made by the Corporation and for any other claim made by the Corporation and there shall be no deductible for any claim made by a director or officer.

Indebtedness of Directors and Executive Officers

Section 13(k) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prohibits Adherex from making or arranging an extension of credit to its directors or executive officers in the form of a personal loan.

No individual, who is or was a director, executive officer or employee of Adherex, nor any proposed nominee for election as a director of Adherex, nor any associate of any one of them:

(i)	is or, at any time since the beginning of Adherex’s most recent completed financial period, has been indebted to Adherex or any of its subsidiaries; or

(ii)	was indebted to another entity, which indebtedness is, or was at any time during Adherex’s most recent completed financial period, the subject of a guarantee, support agreement, letter of credit or other similar arrangement or understanding provided by Adherex or any of its subsidiaries.

Interest of Informed Persons in Material Transactions

In accordance with the Canada Business Corporations Act ( the “CBCA”), directors who have a material interest in any person who is a party to a material contract or a proposed material contract with Adherex are required, subject to certain exceptions, to disclose that interest and abstain from voting on any resolution to approve that contract.

To the knowledge of Adherex, other than disclosed above, no informed person or proposed nominee for election as a director of Adherex and no associate or affiliate of the foregoing persons has or has had any material interest, direct or indirect, in any transaction since the commencement of Adherex’s last completed financial period or in any proposed transaction which has materially affected or would materially affect Adherex or any of its subsidiaries.

In accordance with regulations of the SEC, Adherex must disclose in this Circular any transaction or series of transactions in Adherex’s last completed financial period to which Adherex was a party and in which any director or executive officer of Adherex, or any of their immediate family members had a direct or indirect material interest, if the amount involved exceeds $120,000 (a “Related Party Transaction”). To the knowledge of Adherex, there were no Related Party Transactions in Adherex’s last financial period and none anticipated at this time to occur in fiscal 2009.

Performance Graph

The following graph compares the change, from June 30, 2003 to December 31, 2008, in the cumulative total shareholder return for $100 (CAD$ for TSX and US$ for AMEX) invested in our Common Shares with the cumulative total return of the S&P/TSX Composite Total Return Index, the AMEX Composite Index and the AMEX Biotechnology Index. Note the graph reflects that we changed our year end to December 31st from June 30th in 2004, with a six-month fiscal transition period being reported for December 31, 2004. The graph also notes that we began trading on the AMEX as of November 12, 2004.

Securities Authorized for Issuance Under Equity Compensation Plan

The following table provides certain information with respect to securities authorized for issuance under equity incentive plans as of December 31, 2008:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)	15,632,892 2,073,206 700,000	$ CAD $ CAD $	0.54 2.17 2.25	2,257,302

Equity compensation plans not approved by security holders	Nil		Nil	Nil

Total	18,406,098		N/A	2,257,302

(1)	The current Stock Option Plan provides for grants denominated in US and CAD dollars. This table presents the number and weighted-average exercise price of outstanding options by the currency associated with the original grants. The numbers presented include 700,000 options with an exercise price of CAD$2.25 that were specifically approved by the Corporation’s shareholders on December 16, 2003 and granted to Dr. Peters outside of the Stock Option Plan. At December 31, 2008 the we had 15,632,892 stock options denominated in U.S. dollars with a weighted-average exercise price of $0.54 and 2,073,206 stock options denominated in CAD dollars with a weighted-average exercise price of CAD$2.17. At December 31, 2008, we had 2,257,302 stock options available for future issuance and 36,600 stock options that had been previously exercised.

REPORT ON CORPORATE GOVERNANCE

Adherex believes that good corporate governance is important to ensure that Adherex is managed for the long-term benefit of its shareholders. In connection with Adherex’s commitment to comply with the standards of applicable securities legislation, Adherex has continued to review Adherex’s corporate governance practices and policies and has compared them to developing practices and regulation in Canada and the United States. In particular, Adherex has considered the developing rules and guidelines for corporate governance practices and policies, and related disclosures, promulgated by the Canadian Securities Administrators, the SEC and the AMEX, as well as the Sarbanes-Oxley Act of 2002.

In February 2004, Adherex’s Board adopted a Mandate of the Board of Directors, Corporate Governance Guidelines and a Code of Business Conduct and Ethics applicable to all officers, directors and employees of Adherex. The Board also (i) restated the charter of the Audit Committee, (ii) established a separate Governance Committee and adopted a written charter for the committee, (iii) restated the charter of the Compensation Committee, (iv) established a Nominating Committee and adopted a written charter for the committee, and (v) appointed a Lead Independent Director, currently Dr. Fred Mermelstein. Each of the various committee charters and other corporate governance documents are regularly reviewed and updated. You can access Adherex’s current committee charters, Mandate of the Board of Directors, Corporate Governance Guidelines and Code of Business Conduct and Ethics in the corporate governance section of Adherex’s website at www.adherex.com.

Set out below is a description of certain corporate governance practices of the Corporation.

Shareholder Communications

Shareholders who wish to communicate with members of the Board of Directors, including the independent directors individually or as a group, may send correspondence to them care of the Secretary at our principal executive offices. Such communication will be forwarded to the intended recipient(s). Adherex currently does not intend to have the Secretary screen this correspondence, but it may change this policy if directed by the Board due to the nature or volume of the correspondence.

Board of Directors

The board of directors is composed of a majority of independent directors. The Board applies the definition of independence found in the rules of the SEC and in Canadian National Instrument 58-101 and National Policy 58-201. The Board has determined that eight of the current ten directors are “independent,” being Messrs. Breen, Bussandri, Butts and Martin and Drs. Kufe, Mermelstein, Morand and Porter. Only two directors have material relationships with the Corporation and are therefore not independent. Dr. Peters, Chief Executive Officer of the Corporation and Chairman of the Board, and Dr. Norris, President and Chief Operating Officer of the Corporation, are considered to have a material relationship with the Corporation by virtue of their executive officer positions. Adherex is of the view that the composition of its Board reflects a diversity of background and experience that are important for effective corporate governance. Other directorships held by Board members are described in this Circular under the heading “Ordinary Matters – Election of Directors.”

During the financial year ended December 31, 2008, the Board held three meetings in the absence of directors who are not “independent,” and certain of the Committees also conducted executive sessions where all participants were independent directors. In order to facilitate open and candid discussion among its independent directors, the Corporate Governance Guidelines provide that independent directors should meet at least annually without the presence of management or non-independent directors, that the Lead Independent Director is authorized to call additional meetings of the independent directors and that the Lead Independent Director is authorized to act as the presiding director at such meetings and to develop the agenda for such meetings. In addition, each Board member is free to suggest the inclusion of items on any Board or Committee meeting agenda and suggest pre-meeting materials to either the Chair of the Board or the Lead Independent Director. At any meeting of the Board, each Board member is also free to raise subjects that are not on the agenda for that meeting. Furthermore, each Board committee and the Lead Independent Director, on behalf of the independent directors as a group, have the authority to hire legal, accounting, financial or other advisors as they may deem necessary in their best judgment, without the need to obtain the prior approval of any officer of the Corporation. The Chief Financial Officer of the Corporation will arrange for payment of the invoices of any such third party.

Directors’ Attendance

For the fiscal period ended December 31, 2008, the Board met on six occasions, the Audit Committee met on four occasions, the Compensation Committee met on three occasions, the Governance Committee met once and the Nominating Committee met once.

The following table sets forth the attendance of directors at meetings of the Board, the Audit Committee, the Compensation Committee and the Governance Committee.

Director	Attendance at Board Meetings	Committees	Attendance at Committee Meetings
William P. Peters	6/6	—	—

William G. Breen	6/6	Audit Committee Governance Committee	4/4 1/1

Claudio F. Bussandri	6/6	Compensation Committee	3/3

Robert W. Butts	5/6	Nominating Committee	1/1

Donald W. Kufe	6/6	Nominating Committee	1/1

Michael Martin	5/6	Compensation Committee	3/3

Fred H. Mermelstein	6/6	Nominating Committee Governance Committee	1/1 1/1

Peter Morand	6/6	Audit Committee Governance Committee	4/4 1/1

Robin J. Norris	6/6	—	—

Arthur T. Porter	4/6	Audit Committee Compensation Committee	4/4 3/3

The Board expects management to be responsible for the day-to-day operations of and to implement the approved strategic business plan within the context of authorized budgets and corporate policies and procedures. Management is expected to report regularly to the Board in a comprehensive, accurate, and timely fashion on Adherex’s business and affairs.

Adherex does not have a formal written policy regarding attendance of Board members at annual meetings of the shareholders. Adherex, however, strongly encourages all directors to attend such meetings.

Lead Independent Director

Adherex’s Corporate Governance Guidelines require that the Board designate an independent director to act in a lead capacity to perform certain functions, as Lead Independent Director. The Lead Independent Director shall be elected annually by the independent directors. Where Dr. Peters, Adherex’s Chairman of the Board, is the Corporation’s Chief Executive Officer and therefore not “independent,” Dr. Mermelstein acts as the current Lead Independent Director. The Lead Independent Director’s authority and responsibilities include:

•	consulting with the Chairman of the Board on an appropriate schedule for Board meetings, seeking to ensure that the independent directors can perform their duties responsibly;

•	providing the Chairman of the Board with input into agendas for Board meetings;

•

advising the Chairman of the Board as to the quality, quantity and timeliness of the flow of information from management that is necessary for the independent directors to perform their duties responsibly, with the understanding that the independent directors will receive any information requested on their behalf by the Lead Independent Director;

•	calling, and acting as the presiding director at, meetings of the independent directors, and developing the agenda for such meetings;

•	acting as principal liaison between the independent directors, the Chairman of the Board and the Chief Executive Officer on sensitive issues;

•

providing input to the Compensation Committee regarding the Chief Executive Officer’s performance and meeting, along with the Compensation Committee, with the Chief Executive Officer to discuss the Board’s evaluation of his or her performance; and

•	any other responsibilities as may be determined from time to time by the Board.

Mandate of the Board of Directors

The Board has the overall responsibility for the strategic planning and general management of Adherex’s business and affairs. In fulfilling its responsibilities, the Board is responsible for, among other things:

•	adoption of a strategic plan;

•	approval of the annual operating and capital expenditure budgets;

•	identification of the principal risks of the business and ensuring the implementation of the appropriate systems to manage these risks;

•	succession planning, including appointing and monitoring senior management;

•	adoption of a communications policy;

•	approval of acquisitions, dispositions, investments and financings that exceed certain prescribed limits;

•	integrity of the internal control and management information systems; and

•

development of clear position descriptions for directors, including the Chair of the Board, the Lead Independent Director and the Chair of each Board committee and, together with the CEO, a clear position description for the CEO.

The Board discharges its responsibilities directly and through committees that have specific areas of responsibility. The frequency of Board meetings and the nature of items discussed during the meetings depend on the opportunities or risks that Adherex faces. The Board, directly and through its committees, has adopted a process whereby it assesses the risk factors that must be identified and managed to ensure Adherex’s long-term viability.

The Board mandate generally describes the Board’s expectation of management and provides a list of specific matters for which management must obtain Board approval prior to implementation. The Board mandate also provides that the Board annually establish performance objectives for the CEO, which responsibility has been delegated to the Compensation Committee. In addition, the Board receives regular updates from management concerning the Corporation’s progress toward achieving corporate goals. The Board has also delegated to the Compensation Committee responsibility for evaluating the CEO’s compensation, which evaluation includes review of the CEO’s performance against annual performance objectives for the year and input from the Lead Independent Director as well as other directors.

The Board Mandate is attached as Exhibit “A” to this Circular.

Position Descriptions

The Board Mandate and the Nominating Committee Charter provide that the Board, with recommendations from the Nominating Committee, is responsible for the development of clear position descriptions for directors, including the Chair of the Board, the Lead Independent Director and the chair of each board committee; and, together with the Chief Executive Officer, a clear position description for the Chief Executive Officer, which includes delineating management’s responsibilities. You can access written position descriptions for each of the above positions in the corporate governance section of Adherex’s website at www.adherex.com.

Ethical Business Conduct

In February 2004, Adherex’s Board adopted a Mandate of the Board of Directors, Corporate Governance Guidelines and a Code of Business Conduct and Ethics (the “Code”) applicable to all officers, directors and employees of Adherex. You can access the Code in the corporate governance section of Adherex’s website at www.adherex.com. Adherex is committed to adhering to applicable legal requirements and maintaining the highest standards of conduct and integrity. The Code is intended to promote those goals in conjunction with the Corporation’s Insider Trading Policy, Disclosure Policy and Audit Committee Complaint Procedures. The Code sets out the legal and ethical standards of conduct for personnel of Adherex and addresses topics such as: reporting obligations and procedures; honest and ethical conduct and conflicts of interest; compliance with applicable laws and Corporation policies and procedures; confidentiality of corporate information; use of corporate assets and opportunities; public disclosure and books and records; and non-retaliation. The Board is not aware of any conduct of a director or officer that constitutes a departure from the Code and, as a result, since the beginning of Adherex’s fiscal year ended December 31, 2008, there have been no material change reports filed that pertain to such a departure.

The Code provides that the Governance Committee shall monitor and periodically evaluate compliance with the Code and its application to the Corporation’s business. In addition, the Code sets out the procedures adopted by the Audit Committee for the receipt, retention and treatment of complaints and concerns regarding accounting, internal accounting control, or auditing matters. In each case, the Code provides that the Corporation will not discipline, discriminate against or retaliate against any employee who reports a complaint or concern in good faith, whether or not the information is ultimately proven to be correct, or who cooperates in any investigation or inquiry thereof.

In order to ensure independent judgment in considering transactions or agreements in which a director or officer has a material interest, the Code contains a process that must be followed regarding the disclosure, consultation and approval of transactions involving potential conflicts of interest. As a first step, officers and directors must disclose such matters to the Chief Executive Officer and to the Chair or any other disinterested member of the Governance Committee charged with reviewing conflicts of interest. The Board has adopted rules for what activities constitute conflicts of interest and potential conflicts of interest, as well as procedures for determining whether a relationship or transaction constitutes a conflict of interest, the current versions of which are attached as appendices to the Code. Following disclosure, any officer or director must avoid or terminate any activity that involves an actual or reasonably apparent conflict of interest unless it is determined at the appropriate level that the activity is not a conflict of interest or is otherwise not harmful to the Corporation or improper. Disinterested members of the Governance Committee shall make any such determination.

In accordance with the CBCA, directors who have a material interest in any person who is a party to a material contract or a proposed material contract with us are required, subject to certain exceptions, to disclose that interest and abstain from voting on any resolution to approve that contract. In addition, no director, director nominee or officer may enter into any transaction or relationship that is disclosable by such person or the Corporation pursuant to the CBCA or by the Corporation pursuant to SEC rules without the prior approval of the disinterested members of the Nominating (where appropriate) and Governance Committees, and no such person may directly or indirectly approve, or represent the Corporation or the other party in arranging, the terms of any transaction between the Corporation and a party with which he/she has any relationship of a type that is disclosable by such person or the Corporation pursuant to the CBCA or by the Corporation pursuant to SEC rules. All transactions between the Corporation and a party with which a director, officer or employee has such a relationship shall be on an arm’s-length basis.

Orientation and Continuing Education

Responsibility for the oversight of orientation for new directors and continuing education programs for all directors with respect to the Corporation’s business and financial matters, corporate governance and other appropriate subjects is assigned to the Governance Committee under its charter. In this regard, the Governance Committee’s duties include ensuring the adequacy of the orientation and education program for new members of the Board.

The Governance Committee is also responsible for arranging continuing education for directors in order to ensure that directors maintain the skill and knowledge necessary to meet their obligations as directors. Given the Corporation’s limited resources, to date, no formal external continuing education programs have been sponsored by the Corporation but members of the Board are free to attend such programs as they determine necessary and in the Corporation’s best interest. The Corporation also provides directors with the opportunity to meet with senior management of the Corporation, including the Chief Financial Officer and the General Counsel, as well as external advisors, at any time and such personnel and advisers are regularly invited to present at Board meetings or in connection with Board retreats to provide updates in legal, accounting, governance and other business developments. Some meetings are held at the Corporation’s premises, allowing directors the opportunity to gain additional insight into the Corporation’s operations. In addition, analyst reports and other information relating to the Corporation’s business and the industry in which it operates are presented at Board meetings and strategy sessions and industry-related articles of interest are distributed to Board members from time to time. Pursuant to each Committee charter, directors are permitted to obtain advice and assistance from internal or external advisors, including for the purposes of continuing education and developments relevant to board responsibilities.

Nomination of Directors

The Nominating Committee of the Board is charged with nominating activities, including determining desired Board skills and attributes for directors, conducting appropriate and necessary evaluations of the backgrounds and qualifications of possible director candidates, and recommending director nominees for approval by the Board or the Shareholders.

The Nominating Committee operates under a written charter accepted by the Board. The Nominating Committee currently is composed entirely of independent directors: Dr. Kufe (Chair), Dr. Mermelstein and Mr. Butts. The Nominating Committee held one meeting in the fiscal period ending December 31, 2008.

The Nominating Committee recommends to the Board the slate of director nominees to be proposed by the Board for election by the shareholders and any director nominees to be elected by the Board to fill interim director vacancies. To identify nominees, the Nominating Committee generally relies on personal and professional contacts or references. To date, the Committee has not used any independent search firms to identify nominees.

The Nominating Committee will consider nominees for the Board recommended by shareholders. A shareholder may submit a nomination for director by delivering to the Secretary a written notice stating the name and age of each nominee, the nominee’s principal occupation, and the number of shares of our common stock he or she beneficially owns. The written consent of the nominee to serve as a director must also be provided by the shareholder making the nomination.

The Nominating Committee will not rely on a fixed set of qualifications for director nominees. The Nominating Committee’s primary mandate with respect to director nominees is to create a Board with a broad range of skills and attributes that will be aligned with Adherex’s strategic needs. The Nominating Committee is authorized to retain advisors and consultants and compensate them for their services.

Compensation

The Board is responsible for establishing director and executive officer compensation and reviews such compensation at least as often as annually. The Board believes that directors should be fairly compensated for undertaking the responsibilities associated with serving as a director. At the same time, director compensation should be consistent with market practices generally. The Board delegates to the Compensation Committee responsibility for periodically assessing market practices for director and executive officer compensation. In addition, the Nominating Committee evaluates director compensation in the context of evaluating director recruitment and retention.

The Compensation Committee operates under a written charter adopted by the Board. The Compensation Committee is currently composed entirely of independent directors: Mr. Martin (Chair), Dr. Porter and Mr. Bussandri. The Compensation Committee held three meetings in the fiscal period ending December 31, 2008.

In addition to director compensation, the Compensation Committee of the Board determines the compensation to be paid to Adherex’s executive officers and periodically reviews Adherex’s compensation structure to ensure that Adherex continues to attract and retain qualified and experienced individuals to Adherex’s management team and motivate these individuals to perform to the best of their ability and in Adherex’s best interests. Among other things, the Compensation Committee considers compensation levels of comparable positions in similarly sized organizations in the biotechnology industry. The Compensation Committee also administers the Stock Option Plan and approves new stock option grants.

Other Board Committees

The Board has created audit, compensation, nominating and governance committees to ensure that the Board functions independently of management. It is also customary practice for directors (i) to regularly receive detailed information describing Adherex’s performance, and (ii) when necessary, to speak directly with management regarding additional information required on particular matters of interest. Moreover, directors have access to information independent of management through Adherex’s external auditors.

Audit Committee

On behalf of the Board, the Audit Committee of the Board retains, oversees and evaluates Adherex’s independent auditors, reviews the financial reports and other financial information provided by Adherex, including audited financial statements, and discusses the adequacy of disclosure with management and the auditors. The Audit Committee also reviews the performance of the independent auditors in the annual audit and in assignments unrelated to the audit, assesses the independence of the auditors, and reviews their fees. The Audit Committee is also responsible for reviewing Adherex’s internal controls over financial reporting and disclosure.

The Audit Committee operates under a written charter adopted by the Board, a copy of which is attached as Exhibit “B” to this Circular. Multilateral Instrument 52-110 – Audit Committees requires certain disclosures be cross-referenced with respect to the Audit Committee when soliciting proxies from Shareholders for the purpose of electing directors. The Corporation is relying on the exemption found in Part 7 of the Multilateral Instrument applicable to U.S. Listed Issuers. The Audit Committee met four times during the fiscal period ending December 31, 2008. As required by the rules of the SEC and Canadian securities laws, the Audit Committee is composed entirely of independent directors, each of whom the Board has determined is “financially literate” for purposes of the applicable laws: Dr. Porter (Chair), Dr. Morand and Mr. Breen. In addition, the Board has determined that Dr. Porter qualifies as an “audit committee financial expert,” as defined in Item 401(h) of Regulation S-K promulgated by the SEC.

Audit Committee Report

The Audit Committee has (1) reviewed and discussed the audited financial statements with management, (2) discussed with PricewaterhouseCoopers, our independent registered public accounting firm, the matters required to be discussed by the Statement on Auditing Standards No. 61, and (3) received the written disclosures and the letter from PricewaterhouseCoopers required by the Independence Standards Board Standard No. 1, and has discussed their independence with the independent registered public accounting firm. Based upon these discussions and reviews, the Audit Committee recommended to the Board that the audited financial statements be included in the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 that we filed with the SEC on or about March 30, 2009.

PricewaterhouseCoopers served as our independent registered public accounting firm for 2008 and audited our consolidated financial statements for the year ended December 31, 2008. Though the Audit Committee does not have formal pre-approval policies and procedures in place, it has pre-approved all of the services performed by PricewaterhouseCoopers as discussed below, as required by SEC regulation.

Audit Fees

The following table presents the aggregate fees for professional services and other services rendered by our independent auditors, PricewaterhouseCoopers in the fiscal years 2008 and 2007 (in Canadian dollars):

	Fiscal Year 2008	Fiscal Year 2007
Audit Fees (1)	$182,943	$157,892
Audit-Related Fees (2)	—	—
Tax Fees (3)	56,702	50,000
All Other Fees (4)	3,707	2,590

Total	$243,352	$211,553

(1)	Audit Fees include fees for the standard audit work that needs to be performed each year in order to issue an opinion on the consolidated financial statements of the Corporation and to issue reports on the local statutory and regulatory financial statements. It also includes fees for services that can only be provided by the Corporation’s auditor such as auditing of non-recurring transactions and application of new accounting policies, audits of significant and newly implemented system controls, pre-issuance reviews of quarterly financial results, consents and comfort letters and any other audit services required for U.S. Securities and Exchange Commission or other regulatory filings.
(2)	Audit-Related Fees include fees for those other assurance services provided by auditors but not restricted to those that can only be provided by the auditor signing the audit report.
(3)	Tax Fees include fees for periodic tax consultations and compliance services in various local, regional and national tax jurisdictions.
(4)	All Other Fees include fees for access to an online database service.

Our Audit Committee has considered and determined that the provision of the non-audit services rendered to us during fiscal 2008 and 2007 was compatible with maintaining the independence of PricewaterhouseCoopers.

Submitted By:	THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
Arthur T. Porter, Chair
Peter Morand
William G. Breen

Governance Committee

The Governance Committee of the Board develops, recommends and oversees the effectiveness of Adherex’s corporate governance guidelines. In addition, the Governance Committee oversees the orientation and education of directors and the process of evaluating the Board and its committees.

The Governance Committee is currently composed entirely of independent directors: Dr. Mermelstein (Chair), Dr. Morand and Mr. Breen. The Governance Committee held one meeting in the fiscal period ending December 31, 2008.

Assessments

Under its written charter, the Nominating Committee is responsible for assessing the effectiveness of the Board as a whole and the committees of the Board on an annual basis. The Nominating Committee and the Board as a whole periodically conduct a self-evaluation to determine whether the Board and its committees are functioning effectively. Each director and executive officer is requested to complete, on an annual basis, a written evaluation with respect to, among other things: (i) the performance of the Board, the CEO and the executive officers; (ii) the performance and effectiveness of the Board and its committees; and (iii) the contributions of the directors to the Board and its committees. The results of the evaluations are summarized and presented to the full Board. The Nominating Committee and the Board from time to time discuss what actions, if any, could improve Board and committee performance.

Retention of Outside Advisors

Adherex’s Corporate Governance Guidelines provide that the Board, each Board committee and the Lead Independent Director, on behalf of the independent directors as a group, shall have the authority to hire legal, accounting, financial or other advisors as they may deem necessary in their best judgment, without the need to obtain the prior approval of any officer of the Corporation. The Corporation will arrange for payment of the invoices of any such third party.

Section 16(a) Beneficial Ownership Reporting Compliance

On February 21, 2007, Adherex became subject to Section 16(a) of the Exchange Act. Section 16(a) of the Exchange Act requires certain executive officers and directors of Adherex, and persons who own more than 10% of the Common Shares, to file reports of ownership on Form 3 and charges in ownership on Form 4 or Form 5 with the SEC. Those persons are also required to furnish Adherex with copies of all such forms that they file. Based solely on a review of these forms, we believe that in 2008, all of our executive officers, directors and shareholders required to file Forms 3, 4 and 5with respect to Adherex filed those reports on time.

SHAREHOLDER PROPOSALS FOR NEXT YEAR’S ANNUAL MEETING

The CBCA permits certain eligible shareholders of the Corporation to submit shareholder proposals to the Corporation, which proposals may be included in a management proxy circular relating to an annual meeting of shareholders. Under SEC rules, shareholders having proposals that they desire to present at the next year’s annual meeting of shareholders should, if they desire that such proposals be included in the Corporation’s proxy circular relating to such meeting, submit such proposals in time to be received by Adherex not later than December 10, 2009. To be so included, all such submissions must comply with the requirements of the SEC’s Rule 14a-8 and you should pay close attention to that rule. In addition, pursuant to SEC rules, management’s proxy holders will have discretion to vote proxies given to them on any shareholder proposal of which Adherex does not have notice prior to February 23, 2010. Proposals should be mailed to the Secretary at Adherex Technologies Inc., 4620 Creekstone Drive, Suite 200, Durham, North Carolina 27703.

ADDITIONAL INFORMATION

Financial information for the financial year ended December 31, 2008 is provided in the Corporation’s consolidated financial statements and management’s discussion and analysis (“MD&A”) which are included in the Annual Report. Securityholders who wish to be added to the mailing list for the annual and interim financial statements and MD&A should complete the appropriate sections of the proxy or contact the undersigned at 4620 Creekstone Drive, Suite 200, Durham, North Carolina 27703.

The Corporation’s Annual Report on Form 10-K for the fiscal period ended December 31, 2008 (including the consolidated financial statements and MD&A) and other information relating to the Corporation is available on SEDAR at www.sedar.com and at www.sec.gov.

APPROVAL OF THE BOARD OF DIRECTORS

The contents of this Circular and its sending to Shareholders have been approved by the Board of Directors.

DATED at Durham, North Carolina this 26th day of March 2009.

BY ORDER OF THE BOARD OF DIRECTORS

D. Scott Murray
Senior Vice President, General Counsel and Secretary

Exhibit “A”

ADHEREX TECHNOLOGIES INC.

Mandate of the Board of Directors

A.	Responsibilities

The Board of Directors (the “Board”) of Adherex Technologies Inc. (the “Company”) is responsible for the stewardship of the Company. All directors shall act honestly and in good faith with a view to the best interests of the Company and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

The Board retains plenary authority and power to do all lawful acts and things as are not by law or otherwise directed or required to be exercised or done by the shareholders of the Company or in some other manner. In carrying out its responsibilities, the Board of Directors (or the committees of the Board of Directors duly constituted by the Board of Directors to the extent such delegation is permitted by law and is specifically made by the Board of Directors) shall have the following specific responsibilities:

1.	the adoption of a corporate strategic plan that includes the periodic review and approval of business plans, which take into account, among other things, the opportunities and risks of the business;

2.	the identification of the principal risks of the Company’s business and ensuring the implementation of appropriate systems to manage these risks;

3.	the adoption of processes for succession planning, the periodic review of succession plans for key members of senior management, including the Chief Executive Officer (the “CEO”), and the appointment and training of, and monitoring the performance and compensation of senior management, including officers of the Company;

4.	the adoption of a communications policy and the periodic review of such policy;

5.	the establishment of adequate systems of internal controls and management information systems;

6.	the adoption of corporate governance guidelines or principles applicable to the Company, including with respect to: (i) the size and composition of the Board; (ii) the orientation of new directors; (iii) the provision of continuing education to directors; (iv) the compensation and tenure of directors; (v) the periodic assessment (at least annually) of the performance of the Board, its committees and directors, this Mandate, the Charter for each committee of the Board; and (vi) the position description(s) applicable to each individual director, as well as the competencies and skills each individual director is expected to bring to the Board;

7.	the oversight of the maintenance by management of practices and processes to ensure compliance with applicable laws and appropriate ethical standards, including the adoption by management of corporate policies and procedures and the adoption of a written code of business conduct and ethics applicable to directors, officers and employees of the Company containing standards that are reasonably designed to deter wrongdoing;

8.	to the extent feasible, satisfying itself as to the integrity of the CEO and other senior officers and that the CEO and other senior officers create a culture of integrity throughout the Company;

9.	the submission of matters or questions requiring the approval of shareholders to the shareholders for approval;

10.	the approval of the submission to the shareholders of any amendment to the articles of the Company or the approval of any adoption, amendment or repeal of any bylaws of the Company;

11.	the recommendation of candidates for election or appointment to the Board of Directors, including the review of nominations recommended by shareholders;

12.	the approval of the annual objectives of the Company and the Chief Executive Officer, and the assessment of the performance of the Company and the Chief Executive Officer against the approved objectives;

13.	the approval of an annual operating budget for the Company and its subsidiaries on a consolidated basis;

14.	the authorization of the issuance of securities of the Company as required in accordance with applicable laws;

15.	the declaration of dividends on shares of the Company or the approval of the purchase, redemption or other acquisition of shares issued by the Company as required in accordance with applicable laws;

16.	the oversight of the reliability and integrity of accounting principles and practices followed by management, financial statements and other financial reporting, and disclosure practices followed by management;

17.	the oversight of the qualifications and independence of the independent auditors of the Company and the approval of the terms of their audit and non-audit service engagements as required in accordance with applicable laws and the requirements of any stock exchanges on which the Company lists its securities and of securities regulatory authorities, as adopted or in force or amended from time to time, and the assessment of the performance of the independent auditors, the filling of a vacancy in the office of the independent auditor between shareholders’ meetings, and the recommendation of the annual appointment or, if appropriate, the removal, of the independent auditors of the Company to the shareholders of the Company for their approval in accordance with applicable laws;

18.	the approval of the annual audited consolidated financial statements of the Company and, as required in accordance with applicable laws, the approval of the quarterly unaudited consolidated financial statements of the Company and overview of the accounting principles and practices followed by management;

19.	the approval of prospectuses, annual information forms, annual reports on Form 20-F, 40-F or 10-K or other applicable form, as the case may be, and proxy circulars and proxy statements sent to shareholders of the Company and the review of managements’ discussion and analyses of financial condition and results of operations, and other material disclosure documents as determined by the Board of Directors from time to time;

20.	the establishment and periodic review of the Company’s measures for receiving feedback from security holders;

21.	the development of clear position descriptions for directors, including the Chair of the Board, a “Lead Independent Director” and the chair of each board committee; and, together with the CEO, a clear position description for the CEO, which includes delineating management’s responsibilities;

22.	the oversight of the management of environmental risks and practices, charitable activities and other social responsibility matters; and

23.	to the extent not otherwise referred to above, the review and approval of all proposed transactions and matters described below under the heading “B. Decisions Requiring Prior Approval of the Board”

and, where applicable, in accordance with the requirements of the Canada Business Corporations Act, the stock exchanges on which the Company lists its securities and securities regulatory authorities, as adopted or in force or amended from time to time.

In discharging its duties and responsibilities, the Board of Directors is expected to be fully diligent in its oversight to avoid fraud or abuse. Accordingly, the Board may conduct such examinations, investigations or inquiries, and engage such special legal, accounting or other advisors, at the expense of the Company, at such time or times and on such terms and conditions as the Board of Directors considers appropriate.

B.	Decisions Requiring Prior Approval of the Board

In addition to such other approvals as required by applicable law or the stock exchanges on which the Company lists its securities and securities regulatory authorities, the Board (or the committees of the Board duly constituted by the Board to the extent such delegation is permitted by law and is specifically made by the Board of Directors) shall review and approve:

1.	the strategic plan, financial plans and operating budget of the Company on at least an annual basis;

2.	the quarterly and annual financial statements of the Company;

3.	all material capital expenditures not part of the approved operating budget, all mergers and acquisitions, and all material investments and dispositions of the Company;

4.	all material borrowings and banking arrangements of the Company;

5.	all financing by the Company including the issuance of debt, equity and derivative instruments; for greater certainty, this includes the approval of all off-balance sheet financings by the Company or by special purpose entities or affiliates;

6.	the purchase and redemption of securities;

7.	any changes to the articles or by-laws of the Company;

8.	the hiring and, if necessary, the termination of the Chief Executive Officer;

9.	the compensation paid to senior management and directors, including the issuance of stock options and non – arms length consulting arrangements;

10.	any other material matters outside the ordinary course of the Company’s business including all major strategic and policy decisions; and

11.	any other matter specified by the Board as requiring its approval.

C.	Expectations of Management.

The CEO, through the Senior management, is responsible for the day-to-day operations of the Company and for providing the Board, directly or through the Chair of the Board, the appropriate committee or the Lead Independent Director, with timely, complete and accurate information on such operations. The Board expects management to propose and, after Board approval, implement the Company’s strategic plan and to be accountable for the Company’s financial and competitive performance. The Board expects the Company’s resources to be managed in a manner consistent with enhancing the value of the Company and with consideration for ethics and corporate social responsibility.

The Board may request that certain members of senior management attend all or any portion of a Board or committee meeting and may schedule presentations by managers who can provide additional insight based on their personal involvement in the matter or their particular expertise. Each director shall have complete access to any member of senior management. The Chief Financial Officer and the General Counsel of the Company shall each have access to meet separately with the Audit Committee and Governance Committee respectively, and the Lead Independent Director.

The Board may reasonably rely on the information provided to them by the Company’s senior management personnel and outside advisors and auditors.

D.	Measures for Receiving Shareholder Feedback

The Company has developed a Disclosure Policy to facilitate consistent disclosure practices aimed at informative, timely and broad dissemination of material information to the market in compliance with applicable securities laws and the rules and policies of any exchange on which the Company’s securities are listed. The Disclosure Policy Committee established under the Disclosure Policy is responsible for overseeing and monitoring communications with, and responses to inquiries from, both institutional and individual investors and the financial community consistent with the objectives of the Company’s Disclosure Policy.

Commencing in fiscal 2005, the Company intends to solicit questions and comments from shareholders by way of comments cards that will be mailed to shareholders in connection with the Company’s annual meetings. The comments received will be reviewed by the Disclosure Policy Committee and those requiring a response will be answered individually. Any member of the Disclosure Policy Committee may provide copies or summaries of such comments or other communications from shareholders to the Directors, as he or she considers appropriate.

Company spokespersons as appointed by the Disclosure Policy Committee from time to time are available to shareholders by telephone, fax and e-mail and the Company maintains up-to-date material of interest to shareholders and investors on the Company’s web site at www.adherex.com.

E.	General.

The Board of Directors shall review and assess the adequacy of the mandate of the Board on an annual basis.

Nothing in this Mandate is intended, or may be construed, to impose on any member of the Board a standard of care or diligence that is in any way more onerous or extensive than the standard required by law.

Exhibit “B”

ADHEREX TECHNOLOGIES INC.

Audit Committee Charter

Purpose

The purpose of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Adherex Technologies Inc. (the “Company”) is to:

•	Assist the Board in fulfilling its responsibility to oversee the Company’s accounting and financial reporting processes and audits of the Company’s financial statements;

•	Review the financial reports and other financial information provided by the Company, the Company’s disclosure controls and procedures, and its internal accounting and financial controls;

•

Assume direct responsibility for the appointment, compensation, retention (and where appropriate, replacement), and oversight of the work of the outside auditor in preparing or issuing an audit report or related work;

•	Oversee the independence of the outside auditor and approve all auditing services and permitted non-audit services provided by the outside auditor;

•	Receive direct reports from the outside auditor and resolve any disagreements between management and the outside auditor regarding financial reporting; and

•	Carry out the specific responsibilities set forth below in furtherance of this stated purpose.

Committee Membership and Procedures

Committee members shall be appointed by the Board. The Chair of the Board shall designate one member of the Committee as its Chair.

The Committee shall be comprised of at least three directors, all of whom satisfy the independence requirements of applicable securities regulators and the American Stock Exchange or NASDAQ (the “Independence Rules”) and:

•	Have no relationship to the Company that may, in the view of the Board, interfere with the exercise of their independent judgment;

•	Do not receive, directly or indirectly, any consulting, advisory or other compensatory fee from the Company, other than in the member’s capacity as a member of the Board or any of its committees;

•	Are not “affiliated persons” (as defined by applicable law or regulation) of the Company or any subsidiary, other than as members of the Board or any of its committees; and

•

Are able to read and understand fundamental financial statements in accordance with the applicable requirements of security regulators, the American Stock Exchange or NASDAQ, and the Toronto Stock Exchange;

provided that if the circumstances warrant, the Board may designate a non-independent member of the Committee to the extent permitted by the Independence Rules.

May 2007

In addition, at least one member of the Committee (i) should, unless the circumstances warrant otherwise, have sufficient accounting or related financial management expertise and experience to be designated an “audit committee financial expert” (as that term is defined by the Securities and Exchange Commission (the “SEC”)) and (ii) shall have sufficient expertise and experience to satisfy any other applicable requirements of the American Stock Exchange or NASDAQ and Toronto Stock Exchange regarding financial sophistication.

The Committee shall meet not less often than quarterly and shall conduct its meetings in accordance with this Charter, the procedures of the Board set forth in the by-laws for the Board’s meetings, and such other procedures as the Committee may adopt.

Resources and Authority

In discharging its oversight role, the Committee is granted all responsibilities and authority required by CSA Multilateral Instrument 52-110 and SEC Rule 10A-3, including without limitation the authority to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the authority to engage independent legal, accounting or other advisors to obtain such advice and assistance as the Committee determines necessary to carry out its duties. The Committee may request any officer or employee of the Company or the Company’s outside counsel to attend a meeting of the Committee or to meet with any member of, or consultants to, the Committee.

The Company shall provide the Committee all appropriate funding, as determined by the Committee, for payment of compensation to any such advisors and any outside auditor, as well as for any ordinary administrative expenses of the Committee that it determines are necessary or appropriate in carrying out its responsibilities.

Key Responsibilities

The Committee’s role is one of oversight, and it is recognized that the Company’s management is responsible for preparing the Company’s financial statements and that the outside auditor is ultimately accountable to the Board and the Committee, as representatives of the stockholders, and is responsible for auditing those financial statements.

The following functions shall be the common recurring activities of the Committee in carrying out its oversight role. The functions are set forth as a guide and may be varied and supplemented from time to time as appropriate under the circumstances.

Appointment of Outside Auditor. The Committee shall have direct responsibility for the appointment, compensation, retention (and where appropriate, replacement), and oversight of the work of any registered public accounting firm selected to be the Company’s outside auditor for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company.

Appointment and Performance Evaluation of Chief Financial Officer and Internal Auditor. The Chair of the Committee shall participate in the identification of candidates for the positions of Chief Financial Officer and Lead of the Company’s internal auditing function, if any, and shall advise management with respect to the decision to hire a particular candidate.

Disclosure Controls and Procedures. The Committee shall review periodically with management the Company’s disclosure controls and procedures.

Internal Controls. The Committee shall discuss periodically with management and the outside auditor the quality and adequacy of the Company’s internal controls and internal auditing procedures, if any, including any significant deficiencies in the design or operation of those controls which could adversely affect the Company’s ability to record, process, summarize and report financial data and any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls, and discuss with the outside auditor how the Company’s financial systems and controls compare with industry practices.

Accounting Policies. The Committee shall review periodically with management and the outside auditor the quality, as well as acceptability, of the Company’s accounting policies, and discuss with the outside auditor how the Company’s accounting policies compare with those in the industry and all alternative treatments of financial information within U.S. and Canadian generally accepted accounting principles that have been discussed with management, the ramifications of use of such alternative disclosures and treatments and the treatment preferred by the outside auditor.

Pre-approval of All Audit Services and Permitted Non-Audit Services. The Committee shall approve, in advance, all audit services and all permitted non-audit services to be provided to the Company by the outside auditor; provided that any non-audit services performed pursuant to an exception to the pre-approval requirement permitted under applicable laws shall not be deemed unauthorized.

Annual Audit. In connection with the annual audit of the Company’s financial statements, the Committee shall:

•

request from the outside auditor a formal written statement delineating all relationships between the auditor and the Company consistent with Independence Standards Board Standard No. 1 and such other requirements as may be established by the Public Company Accounting Oversight Board, discuss with the outside auditor any such disclosed relationships and their impact on the outside auditor’s objectivity and independence, and take appropriate action to oversee the independence of the outside auditor.

•	approve the selection and the terms of the engagement of the outside auditor.

•

review with management and the outside auditor the audited financial statements to be included in the Company’s Annual Report filed on the System for Electronic Document Analysis and Retrieval (“SEDAR”) and the Company’s Annual Report on Form 20-F filed with the SEC, and review and consider with the outside auditor the matters required to be discussed by Statement on Auditing Standards (SAS) No. 61.

•	perform the procedures set forth below in “Financial Reporting Procedures” with respect to the annual financial statements to be reported.

•	review with management and the outside auditor the Company’s critical accounting policies and practices.

•

recommend to the Board whether, based on the reviews and discussions referred to above, the annual financial statements should be included in the Company’s Annual Report filed on SEDAR and the Company’s Annual Report on Form 20-F filed with the SEC.

Interim Reports. In connection with the Company’s preparation of its interim financial information to be included in the Company’s Quarterly Reports filed on SEDAR and filed with the SEC under cover of Form 6-K, the Committee shall:

•	review with the outside auditor the Company’s interim financial information and the matters required to be discussed by SAS No. 61.

•	perform the procedures set forth below in “Financial Reporting Procedures” with respect to the interim financial information to be reported.

•

by action of a majority of the Committee or through the Committee Chair, review with the outside auditor, prior to filing, the Company’s interim financial information to be included in the Company’s Interim Reports filed on SEDAR and filed with the SEC under cover of Form 6-K.

Financial Reporting Procedures. In connection with the Committee’s review of each reporting of the Company’s annual or interim financial information, the Committee shall:

•

discuss with the outside auditor whether all material correcting adjustments identified by the outside auditor in accordance with U.S. and Canadian generally accepted accounting principles and the rules of the SEC and CSA are reflected in the Company’s financial statements.

•	review with the outside auditor all material communications between the outside auditor and management, such as any management letter or schedule of unadjusted differences.

•

review with management and the outside auditor any material financial or other arrangements of the Company which do not appear on the Company’s financial statements and any transactions or courses of dealing with third parties that are significant in size or involve terms or other aspects that differ from those that would likely be negotiated with independent parties, and which arrangements or transactions are relevant to an understanding of the Company’s financial statements.

•	resolve any disagreements between management and the outside auditor regarding financial reporting.

Charter. The Committee shall review and reassess at least annually the adequacy of this Charter and recommend any proposed changes to the Board for approval.

Complaint Procedures

Any issue of significant financial misconduct shall be brought to the attention of the Committee for its consideration. In this connection, the Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

Adherex

Adherex Technologies Inc.

Computershare

9th Floor, 100 University Avenue

Toronto, Ontario M5J 2Y1

www.computershare.com

000001

SAM SAMPLE

123 SAMPLES STREET

SAMPLETOWN SS X9X X9X

Security Class COMMON NEW

Holder Account Number

C9999999999 I ND

Form of Proxy - Annual General Meeting of Shareholders to be held on May 19, 2009

This Form of Proxy is solicited by and on behalf of Management.

Notes to proxy

1. Every holder has the right to appoint some other person or company of their choice, who need not be a holder, to attend and act on their behalf at the meeting. If you wish to appoint a person or company other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse).

2. If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you may be required to provide documentation evidencing your power to sign this proxy with signing capacity stated.

3. This proxy should be signed in the exact manner as the name appears on the proxy.

4. If this proxy is not dated, it will be deemed to bear the date on which it is mailed by Management to the holder.

5. The securities represented by this proxy will be voted as directed by the holder, however, if such a direction is not made in respect of any matter, this proxy will be voted as recommended by Management.

6. The securities represented by this proxy will be voted or withheld from voting, in accordance with the instructions of the holder, on any ballot that may be called for and, if the holder has specified a choice with respect to any matter to be acted on, the securities will be voted accordingly.

7. This proxy confers discretionary authority in respect of amendments to matters identified in the Notice of Meeting or other matters that may properly come before the meeting.

8. This proxy should be read in conjunction with the accompanying documentation provided by Management.

Proxies submitted must be received by 3:00 p.m., EST on Thursday, May 14, 2009

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+ SAM SAMPLE	C9999999999		+
IND C03

Appointment of Proxyholder
I/We, being holder(s) of Adherex Technologies Inc. hereby appoint: William P. Peters, Chairman and CEO, or failing him, D. Scott Murray, Corporate Secretary of the Corporation,	OR	Print the name of the person you are appointing if this person is someone other than the Management Nominees listed herein.

as my/our proxyholder with full power of substitution and to vote in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and all other matters that may properly come before the Annual General Meeting of Shareholders of Adherex Technologies Inc. to be held at the Toronto Board of Trade-Ketchum Osgoode Room, 3rd Floor, 1 First Canadian Pl, Toronto, ON M5X 1C1 on May 19, 2009 at 3:00 p.m. EST and at any adjournment thereof.

	For	Withhold

1. Election of Directors
Management recommends that you vote FOR all of the nominees listed in the Information Circular.	☐	☐

Vote FOR or WITHHOLD for all nominees proposed by Management
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	For	Withhold

2. Appointment of Auditors	☐	☐
To appoint auditors for the ensuing year and to authorize the Directors of the Corporation to fix the auditors’ remuneration.

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Authorized Signature(s) - This section must be completed for your instructions to be executed.	Signature(s)	Date

I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, this Proxy will be voted as recommended by Management.

DD / MM / YY

Interim Financial Statements - Mark this box if you would like to receive interim financial statements and accompanying Management’s Discussion and Analysis by mail.	☐	Annual Report - Mark this box if you would NOT like to receive the Annual Report and accompanying Management’s Discussion and Analysis by mail.	☐

If you are not mailing back your proxy, you may register online to receive the above financial report(s) by mail at www.computershare.com/mailinglist.

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